Exhibit 4.1

GRANITE REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED

DECLARATION OF TRUST

DATED AS OF OCTOBER 1, 2024

BLAKE, CASSELS & GRAYDON LLP

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GRANITE REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED DECLARATION OF TRUST

THIS AMENDED AND RESTATED DECLARATION OF TRUST is made as of the 1st day of October, 2024.

RECITALS

WHEREAS pursuant to a declaration of trust dated September 28, 2012 (the “Original Declaration of Trust”) between Michael P. Forsayeth, as initial trustee (the “Initial Trustee”), and the Initial Unitholder, the Initial Unitholder created a trust for investment purposes;

AND WHEREAS for the purpose of settling the trust created under the Original Declaration of Trust, the Initial Unitholder assigned to the Initial Trustee a loan agreement and indebtedness of MI Developments (America) Inc. in the principal amount of U.S.$900,000 (the “Initial Contribution”), which the Initial Trustee thereupon held in trust, and the Initial Unitholder was issued 24,975 Units in return therefor;

AND WHEREAS 9268-7409 Québec Inc. (“Fin GP”), a corporation formed under the laws of Québec, subsequently subscribed for 25 Units (the “Fin GP Units”) for a subscription price of U.S.$900 paid to the Trust in lawful money of the United States of America (“U.S.”);

AND WHEREAS the Trustees amended and restated the Original Declaration of Trust on January 3, 2013 (the “2013 Amended and Restated Declaration of Trust”) at the instance of the Initial Unitholder and Fin GP, as the sole Unitholders of the Trust, pursuant to Section 4.06 thereof;

AND WHEREAS the Trustees further amended the 2013 Amended and Restated Declaration of Trust in accordance with Section 12.01(g) thereof to include a Granite GP right of redemption of Units set out in Section 10.06 thereof and restated the Declaration of Trust to reflect such amendments as of the 20th day of December, 2017 (the “2017 Amended and Restated Declaration of Trust”);

AND WHEREAS the Trustees further amended the 2017 Amended and Restated Declaration of Trust to give effect to the amendments approved by the Trustees and by Unitholders at an annual and special meeting of Unitholders held on June 9, 2022 (the “2022 Amended and Restated Declaration of Trust”);

AND WHEREAS at an annual and special meeting of Unitholders held on June 6, 2024, the Unitholders voted in favour of a plan of arrangement to effect an Event of Uncoupling and unwinding of the former “Stapled Unit” structure of the Trust and Granite GP (the “2024 Arrangement”);

AND WHEREAS the Trustees have determined to amend and restate the 2022 Amended and Restated Declaration of Trust to give effect to the uncoupling of Units and Granite GP Common Shares and other transactions as contemplated in the 2024 Arrangement (including the issuance and consolidation of Units as provided therein), approved by the Unitholders and the Trustees, and make certain other clerical changes the Trustees are permitted to make, all as of the 1st day of October, 2024;

AND WHEREAS this Declaration of Trust sets out the agreements, terms and conditions that will govern the Trust and the mutual and respective rights, powers and obligations of the Trustees and Unitholders with respect to the Trust;

AND WHEREAS for greater certainty, the amendment and restatement of the 2022 Amended and Restated Declaration of Trust by this Declaration of Trust shall not be deemed to constitute a termination of the Trust or a resettlement of the Trust;

DECLARATION

NOW THEREFORE, the Trustees hereby confirm and declare that they agree to hold in trust, as trustees, the Initial Contribution and any and all property, real, personal or otherwise, tangible or intangible, which has been at the date hereof or is hereafter transferred, conveyed or paid to or otherwise received by them as such trustees or to which the Trust is otherwise entitled and all rents, income, profits and gains therefrom for the benefit of the Unitholders hereunder in accordance with and subject to the express provisions of this Declaration of Trust, to wit:

ARTICLE I

THE TRUST AND DEFINITIONS

Section 1.01 Definitions and Interpretation.

In this Declaration of Trust, words in the singular number include the plural and words in the plural number include the singular, and the masculine includes the feminine and neuter and “$” or “dollars” refers to lawful money of Canada unless otherwise noted and the words “include”, “includes” and “including” mean include, includes and including, without limitation, and “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Declaration of Trust and include every instrument supplemental or ancillary to or in implementation of this Declaration of Trust and, except where the context otherwise requires, not to any particular article, section or other portion hereof or thereof. In this Declaration of Trust:

(a)

“2013 Arrangement” means the plan of arrangement under Division II of Chapter XVI of the Business Corporations Act (Québec) involving the Initial Unitholder and certain other parties, as more particularly described in the management information circular / proxy statement dated October 11, 2012, prepared and delivered by the Initial Unitholder to its shareholders and other interested parties;

(b)

“2024 Arrangement” means the plan of arrangement under the Business Corporations Act (British Columbia), as more particularly described in the management information circular / proxy statement dated April 10, 2024, prepared and delivered to Unitholders and other interested parties;

(c)

“Acquiring Person” means a person who, under a scheme or contract, makes an Acquisition Offer, and includes two or more persons who, directly or indirectly, (i) make an Acquisition Offer jointly or in concert, or (ii) intend to exercise jointly or in concert voting rights attached to Units for which an Acquisition Offer is made;

(d)	“Acquisition Offer” means an offer made by an Acquiring Person to acquire Units;

(e)

“Affiliate” has the meaning ascribed thereto by Part 1 of National Instrument 45-106 – Prospectus Exemptions, on the date hereof, subject to the terms “person” and “issuer” used in such instrument being ascribed the same meaning as the term “person” herein;

(f)	“Annuitant” means the annuitant or beneficiary of a Deferred Income Plan, or of any plan of which a Unitholder acts as a trustee or a carrier;

(g)	“Audit Committee” means the committee established pursuant to Section 7.12;

(h)	“BCBCA” means the Business Corporations Act (British Columbia), as amended or restated or replaced from time to time;

(i)	“Business Day” means a day other than a Saturday, Sunday or any day on which the principal chartered banks located at Toronto, Ontario are not open for business during normal banking hours;

(j)	“Chair” has the meaning ascribed thereto in Section 2.11;

(k)

“Claim” includes any demand, suit, action, application, litigation, claim, charge, complaint, prosecution, assessment, reassessment, investigation, inquiry, hearing or proceeding of any nature or kind whatsoever, whether civil, criminal, administrative, investigative, arbitral or otherwise, in which a person is involved as a result of the person serving or having served as a Trustee or officer of the Trust, or in a capacity similar thereto or because of that association;

(l)	“Code” means the Internal Revenue Code of 1986, as amended;

(m)	“Declaration of Trust” means this amended and restated declaration of trust as amended, supplemented or amended and restated from time to time;

(n)

“Deferred Income Plan” any trust governed by a registered retirement savings plan, a registered retirement income fund, a deferred profit sharing plan, a registered disability savings plan, a tax free savings account, a registered education savings plan or a first home savings account, each as defined in the Tax Act;

(o)	“Disclosable Interest” has the meaning ascribed thereto in Section 3.09;

(p)	“Dissenter” means a Unitholder who, being entitled to do so, sends written notice of dissent when and as required by Section 15.01;

(q)

“Distribution Date” means, in respect of any Distribution Period, on or about the 15th day of the immediately following month or on such other date as shall be determined by the Trustees in their discretion;

(r)

“Distribution Period” means each calendar month in each calendar year from and including the first day thereof and to and including the last day thereof, whether or not such days are Business Days, or such other period as shall be determined by the Trustees in their discretion;

(s)

“Electronic Meeting” means either (i) a meeting in which persons are entitled to participate solely by telephone or other communications medium, as set out in the notice for the meeting, if all persons attending the meeting are able to participate in it, whether by telephone or other communications medium, or (ii) a meeting in which persons are entitled to participate in person or by telephone or other communications medium, as set out in the notice for the meeting, if all persons attending the meeting are able to participate in it, whether by telephone, by other communications medium or in person;

(t)

“Event of Uncoupling” means an event where Unitholders vote in favour of the uncoupling of Units and Granite GP Common Shares whereby each Unit is no longer required to be transferred together with a Granite GP Common Share such that the two securities will trade separately;

(u)	“Extraordinary Distribution” has the meaning ascribed thereto in Section 9.01(b);

(v)	“Fin GP” has the meaning ascribed thereto in the recitals;

(w)	“Fin GP Units” has the meaning ascribed thereto in the recitals;

(x)	“GAAP” means generally accepted accounting principles as adopted by the Trust from time to time for the purposes of its public reporting;

(y)	“Granite GP” means Granite REIT Inc. / FPI Granite Inc., a company incorporated under the BCBCA, and includes any successor thereof;

(z)	“Granite GP Common Shares” means the common shares in the capital of Granite GP;

(aa)	“Granite LP” means Granite REIT Holdings Limited Partnership / Société en commandite Holding FPI Granite, a limited partnership formed under the laws of Québec, and includes any successor thereof;

(bb)

“Gross Book Value” means, at any time, the aggregate book value of the assets of the Trust and its consolidated Subsidiaries as shown on the then most recent consolidated balance sheet of the Trust (or, for a date prior to the effectiveness of the 2024 Arrangement, the combined balance sheet of the Trust and Granite GP), prepared in accordance with GAAP, excluding the impact of any net discount or premium on long term debt assumed from vendors at rates of interest less or greater than, respectively, fair value plus (A) acquisition related costs in respect of completed investment property acquisitions that were expensed in the period incurred, and (B) accumulated depreciation on property, plant and equipment, and other assets, to the extent deducted, less any impairment loss recorded for goodwill;

(cc)	“in specie distribution” has the meaning ascribed thereto in Section 9.04(b);

(dd)	“Indebtedness”, with respect to the Trust and its consolidated Subsidiaries, means (without duplication), determined on a consolidated basis in accordance with GAAP:

(i)

any obligation of the Trust for borrowed money (other than the impact of any net discount or premium on Indebtedness at the time assumed from vendors of properties at rates of interest less or greater than, respectively, fair value and any undrawn amounts under any acquisition or operating facility);

(ii)

any obligation of the Trust (other than the impact of any net discount or premium on Indebtedness at the time assumed from vendors of properties at rates of interest less or greater than, respectively, fair value and any undrawn amounts under any acquisition or operating facility) incurred in connection with the acquisition of property, assets or businesses other than the amount of future income tax liability arising out of indirect acquisitions;

(iii)	any obligation of the Trust issued or assumed as the deferred purchase price of property;

(iv)	any capital lease obligation of the Trust; and

(v)

any obligation of the type referred to in subsections (i) through (iv) of another person, the payment of which the Trust has guaranteed or for which the Trust is responsible or liable, other than such an obligation in connection with a property that has been disposed of by the Trust for which the purchaser has assumed such obligation and provided the Trust with an indemnity or similar arrangement therefor;

provided that (A) for the purposes of subsections (i) through (iv), an obligation (other than convertible debentures) will constitute Indebtedness only to the extent that it would appear as a liability on the consolidated balance sheet of the Trust in accordance with GAAP used by the Trust at the particular time or for the particular period, (B) trade accounts payable, security deposits, distributions payable to Unitholders and accrued liabilities arising in the ordinary course of business will not constitute Indebtedness, (C) convertible debentures will constitute Indebtedness to the extent of the principal amount thereof outstanding; and (D) Units will not constitute Indebtedness;

(ee)	“Initial Contribution” has the meaning ascribed thereto in the recitals;

(ff)	“Initial Unitholder” means Granite Real Estate Inc., the settlor of the Trust and holder of the initial Units issued by the Trust;

(gg)

“Losses” includes all costs, charges, expenses, losses, damages, fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, whether domestic or foreign, without limitation and including any interest thereon, and including any arising by operation of statute (including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors and any governmental authority), and whether incurred alone or jointly with others, including any amounts which the Trustee may suffer, sustain, incur or be required to pay as a result of, or in connection with the investigation, defence, settlement or appeal of or preparation for any Claim or in connection with any action to establish a right to indemnification under this Declaration of Trust, including all costs, charges and expenses incidental thereto, including for travel, lodging and accommodation;

(hh)	“Mortgage” means any mortgage, charge, hypothec, bond, debenture, note or other evidence of indebtedness, in each case which is directly or indirectly secured by real property;

(ii)

“Net Realized Capital Gains of the Trust” for any year means the amount, if any, by which the amount of the capital gains of the Trust for the year exceeds the aggregate of (i) the amount of any capital losses of the Trust for the year and (ii) the amount of any net capital losses of the Trust carried forward from a previous year to the extent not previously deducted from realized capital gains of the Trust;

(jj)	“Non-Resident Beneficiaries” has the meaning ascribed thereto in Section 5.10;

(kk)	“Notice Units” means, in relation to a notice of dissent, the Units in respect of which dissent is being exercised under the notice of dissent;

(ll)	“Offeree”, in respect of an Acquisition Offer, means a Unitholder to whom the Acquisition Offer is made;

(mm)	“Original Declaration of Trust” has the meaning ascribed thereto in the recitals;

(nn)	“Payout Value” means,

(i)	in the case of a dissent in respect of a resolution referred to in Section 15.01, the fair value that the Notice Units had immediately before the passing of the resolution;

(ii)

in the case of a dissent in respect of an arrangement approved by a court order that permits dissent, the fair value that the Notice Units had immediately before the passing of the resolution adopting the arrangement; or

(iii)	in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the Notice Units had at the time specified by the court order, excluding any appreciation or depreciation in anticipation of the action approved or authorized by the resolution or court order unless exclusion would be inequitable;

(oo)

“person” is to be interpreted broadly and includes individuals, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, pension funds, land trusts, business trusts or other organizations, whether or not legal entities and governments and agencies and political subdivisions thereof;

(pp)	“Record Date” has the meaning ascribed thereto in Section 9.04(b)(ii);

(qq)	“Redemption Assets” has the meaning ascribed thereto in Section 10.05(a);

(rr)	“Redemption Date” has the meaning ascribed thereto in Section 10.02(b);

(ss)	“Redemption Notice” has the meaning ascribed thereto in Section 10.02(a);

(tt)	“Redemption Price” has the meaning ascribed thereto in Section 10.03(a);

(uu)	“Redemption Right” has the meaning ascribed thereto in Section 10.01;

(vv)	“Register” means the register which shall be established and maintained pursuant to Section 5.13;

(ww)	“Resident Canadian” means an individual who is resident in Canada for purposes of the Tax Act;

(xx)	“Secretary” shall mean the person holding such office from time to time in accordance with Section 2.12;

(yy)	“Securities Transfer Act” means the Securities Transfer Act (Ontario), as amended or restated or replaced from time to time;

(zz)	“SIFT Tax” means the tax payable by a SIFT Trust pursuant to paragraph 122(1)(b) of the Tax Act or by a SIFT partnership pursuant to section 197 of the Tax Act;

(aaa)	“SIFT Trust” has the meaning given thereto in subsection 127.1(1) of the Tax Act;

(bbb)

“Subsidiary” has the meaning ascribed thereto by Part 1 of National Instrument 45-106 – Prospectus Exemptions, on the date hereof, subject to the terms “person” and “issuer” used in such instrument being ascribed the same meaning as the term “person” herein;

(ccc)	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder as the same may be amended from time to time;

(ddd)	“Transfer Agent” shall mean each transfer agent and registrar of the Units appointed by the Trustees pursuant to Section 5.13;

(eee)	“Transfer Date” has the meaning ascribed thereto in Section 10.05(b);

(fff)	“Trust” means Granite Real Estate Investment Trust;

(ggg)	“Trust Liabilities” has the meaning ascribed thereto in Section 14.04(a);

(hhh)	“Trustees” means, as at any particular time, the trustees holding office under this Declaration of Trust at such time, whether they are a signatory hereto or additional or successor trustees;

(iii)	“Trustees’ Regulations” means the regulations adopted by the Trustees pursuant to Section 3.03;

(jjj)	“Unit” means a unit of interest in the Trust in accordance with the provisions hereof and includes a fraction of a Unit;

(kkk)	“Unitholder” means a person whose name appears on the Register as a holder of Units, and includes, for the purposes of ARTICLE XIV only, any person who is a beneficial holder of a Unit;

(lll)	“U.S.” has the meaning ascribed thereto in the recitals;

(mmm)

“U.S. Unitholder” means any Unitholder that is (i) a citizen of or individual resident in the U.S. for U.S. federal income tax purposes; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the U.S. or any political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its decisions; and

(nnn)	“Withholding Tax” has the meaning ascribed thereto in Section 9.04(b)(iii).

Section 1.02 Name.

(a)

The name of the Trust is “Granite Real Estate Investment Trust” in its English form and “Fiducie de placement immobilier Granite” in its French form. As far as practicable and except as otherwise provided in this Declaration of Trust, the Trustees shall conduct the activities of the Trust, hold property, execute all documents and take all legal proceedings under that name, in either its English form or its French form.

(b)

Should the Trustees determine that the use of the name Granite Real Estate Investment Trust or the name Fiducie de placement immobilier Granite is not practicable, legal or convenient, they may use such other designation or they may adopt such other name for the Trust as they deem appropriate and the Trust may hold property and conduct its activities under such other designation or name.

Section 1.03 Office.

The principal office and centre of administration of the Trust shall be at 77 King Street West, Suite 4010, Toronto-Dominion Centre, Toronto, Ontario M5K 1H1 unless changed by the Trustees to another location. The Trust may have such other offices or places for the conduct of its activities as the Trustees may from time to time determine to be necessary or desirable.

Section 1.04 Nature of the Trust.

The Trust is an open-ended unincorporated investment trust. The Trust, the Units and the Trust’s property shall be governed by the general law of trusts, except as such general law of trusts has been or is from time to time modified, altered or abridged for the Trust by:

(a)	applicable laws and regulations or other requirements imposed by applicable securities or other regulatory authorities; and

(b)	the terms, conditions and trusts set forth in this Declaration of Trust.

The Trust is not and is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company nor shall the Trustees or the Unitholders or any of them for any purpose be, or be deemed to be, treated in any way whatsoever as, liable or responsible hereunder as partners or joint venturers. None of the Trustees nor any officer or other employee of the Trust shall be, or be deemed to be, an agent of the Unitholders. The relationship of the Unitholders to the Trustees, to the Trust and to the property of the Trust shall be solely that of beneficiaries in accordance with this Declaration of Trust. Notwithstanding the foregoing, the Trust will elect to be treated as a partnership solely for U.S. federal income tax purposes.

Section 1.05 Rights of Unitholders.

The rights of each Unitholder to call for a distribution or division of assets, monies, funds, income and capital gains held, received or realized by the Trustees are limited to those contained herein and, except as provided herein, no Unitholder shall be entitled to call for any partition or division of the Trust’s property or for a distribution of any particular asset forming part of the Trust’s property or of any particular monies or funds received by the Trustees. The legal ownership of the property of the Trust and the right to conduct the activities and operations of the Trust are vested exclusively in the Trustees, and no Unitholder has or is deemed to have any right of ownership in any of the property of the Trust, except as a beneficiary of the Trust and as specifically provided herein. Except as specifically provided herein, no Unitholder shall be entitled to interfere with or give any direction to the Trustees with respect to the activities or operations of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustees under this Declaration of Trust. The Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration of Trust.

Section 1.06 Applications to Court.

As the rights (including the right to apply to a court) and remedies set out in Section 3.09(k), Section 3.09(l), Section 6.01, Section 6.04, Section 15.01 and Section 15.02 of this

Declaration of Trust are not statute-based, all references in this Declaration of Trust to Unitholder rights (or the rights of any other person) that may be enforced by the court or to remedies that may be granted by the court are subject to the court, in its discretion, accepting jurisdiction to consider and determine any proceeding commenced by an eligible Unitholder (or other eligible person as contemplated herein) applying to the court under such sections.

Section 1.07 References to the Trust.

For greater certainty, where any reference is made in this Declaration of Trust to an act to be performed by the Trust or a right, power or obligation of the Trust, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by, or a right, power or obligation of, the Trustees (or another person duly authorized by them) on behalf of the trust created hereby.

ARTICLE II

TRUSTEES AND OFFICERS

Section 2.01 Number.

(a)	The number of Trustees shall not be fewer than three nor more than fifteen.

(b)

The number of Trustees may be fixed within the limits provided by Section 2.01(a), from time to time, by resolution of the Trustees and increased or decreased within such limits, from time to time, by resolution of the Trustees.

(c)

If the number of Trustees fixed pursuant to Section 2.01(b) is increased, the Trustees may, notwithstanding Section 2.05, from time to time appoint one or more additional Trustees to fill such a vacancy, provided that the number of additional Trustees appointed under this Section 2.01(c) must not at any time exceed one-third of the number of the current Trustees who were elected or appointed as Trustees other than under this Section 2.01(c).

Section 2.02 Term of Office.

(a)

The Trustees shall hold office for a term that will, subject to Section 2.03, Section 2.04(b), Section 2.06 and Section 2.07, expire at the conclusion of the next annual meeting of Unitholders or until their successors are elected or appointed, and shall be eligible for election or re-election.

(b)

Trustees shall be elected by Unitholders at each annual meeting of Unitholders and may be elected by Unitholders at special meetings of Unitholders, in each case for a term that will, subject to Section 2.03, Section 2.04(b), Section 2.06 and Section 2.07, expire at the conclusion of the next annual meeting of Unitholders or until such Trustee’s successor is elected or appointed, and shall be eligible for re-election.

(c)

Each Trustee appointed between meetings of Unitholders or to fill a vacancy, including in accordance with Section 2.01(c) or Section 2.08(a), shall be appointed for a term that will, subject to Section 2.03, Section 2.04(b), Section 2.06 and

Section 2.07, expire at the conclusion of the next annual meeting of Unitholders or until such Trustee’s successor is elected or appointed, and shall be eligible for election or re-election.

Section 2.03 Qualifications of Trustees.

(a)

The following persons are disqualified from being a Trustee of the Trust: (i) a person who is not an individual; (ii) a person under the age of 18 years; (iii) a person found by a court, in Canada or elsewhere, to be incapable of managing their own affairs; (iv) an undischarged bankrupt; and (v) a person convicted, in Canada or elsewhere, of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud unless (A) a court orders otherwise, (B) five years have elapsed since the last to occur of (1) the expiration of the period set for suspension of the passing of sentence without a sentence having been passed, (2) the imposition of a fine, (3) the conclusion of the term of any imprisonment, and (4) the conclusion of the term of any probation imposed, or (C) a pardon was granted or issued under the Criminal Records Act (Canada).

(b)	Any Trustee may be a Unitholder or may be an Annuitant, but shall not be required to hold Units unless the Trustees so determine otherwise from time to time.

Section 2.04 Residency of Trustees.

(a)	A majority of the Trustees must be Resident Canadians.

(b)

If at any time a majority of the Trustees are not Resident Canadians because of the resignation, removal, death or change in circumstance of any Trustee who was a Resident Canadian, or there are no Trustees who are Resident Canadians, the Trustee or Trustees who are not Resident Canadians shall, immediately before that time, be deemed to have resigned and shall cease to be Trustees with effect from the time of such deemed resignation.

(c)	Any Trustee who is a Resident Canadian who proposes to become not a Resident Canadian shall so notify the other Trustees as soon as reasonably practicable.

Section 2.05 Election of Trustees.

Subject to Section 2.01(c), Section 2.02(a) and Section 2.08(a), the election of the Trustees shall be by the vote of Unitholders. An individual who is elected or appointed to hold office as a Trustee (other than an individual who is serving as a Trustee immediately prior to such appointment or election) is not a Trustee and is deemed not to have been elected or appointed to hold office as a Trustee unless:

(a)	they were present at the meeting when the election or appointment took place and they did not refuse, at the meeting, to hold office as a Trustee; or

(b)	they were not present at the meeting when the election or appointment took place and (i) they consented in writing to the Trust before or after the election or appointment to hold office as a Trustee, or (ii) they performed functions of, or realized benefits exclusively available to, a Trustee after they knew or ought to have known of their election or appointment as a Trustee.

Section 2.06 Failure to Elect or Appoint Trustees.

If: (a) the Trust fails to hold an annual meeting of Unitholders, and all the Unitholders who are entitled to vote at an annual meeting of Unitholders fail to pass the unanimous resolution contemplated by Section 6.01(b), on or before the date by which the annual meeting of Unitholders is required to be held under Section 6.01(a); or (b) the Unitholders fail, at the annual meeting of Unitholders or in the unanimous resolution contemplated by Section 6.01(b), to elect or appoint any Trustees, then each Trustee then in office continues to hold office until the earlier of the date on which their successor is elected or appointed and the date on which they otherwise ceases to hold office under this Declaration of Trust.

Section 2.07 Resignation, Removal and Death of Trustees.

A Trustee may resign at any time by notice in writing provided to the Trust or a lawyer for the Trust. Such resignation shall take effect on the date such notice is given or at any later time specified in the notice. A Trustee may be removed at any time (a) with or without cause by a majority of the votes cast at a meeting of Unitholders or (b) by the other Trustees if the Trustee is convicted of an indictable offence, or if the Trustee ceases to be qualified to act as a Trustee of the Trust, in accordance with Section 2.03, and does not promptly resign. This Declaration of Trust may not be amended to require a greater number of votes of Unitholders to remove a Trustee unless all Unitholders consent by a unanimous written resolution. Any removal of a Trustee shall take effect immediately following the aforesaid vote or resolution and any Trustee so removed shall be so notified by the Secretary or another officer of the Trust forthwith following such removal. Upon the resignation or removal of any Trustee, or the Trustee otherwise ceasing to be a Trustee, the individual shall (i) cease to have the rights, privileges and powers of a Trustee hereunder, (ii) execute and deliver such documents as the remaining Trustees shall reasonably require for the conveyance of any Trust property held in their name, (iii) account to the remaining Trustees, as they may require, for all property which they hold as Trustee and (iv) resign from all representative or other positions held by them on behalf of the Trust, including as a director or officer of any corporation in which the Trust owns any securities (directly or indirectly), upon which they shall thereupon be discharged of their obligations as Trustee. Upon the incapacity or death of any Trustee, their legal representative shall execute and deliver on their behalf such documents as the remaining Trustees may require as provided in this Section 2.07. In the event that a Trustee or their legal representatives, as applicable, are unable or unwilling to execute and deliver such required documents, each of the remaining Trustees is hereby appointed as the attorney of such Trustee for the purpose of executing and delivering such required documents.

Section 2.08 Vacancies.

(a)

The resignation, deemed resignation, removal or death of a Trustee, or failure of the Unitholders to elect some, but not all, of the number of Trustees required by Section 2.01(b), shall cause a vacancy to occur and a majority of the Trustees continuing in office may fill such a vacancy; provided that if such vacancy arises as a result of removal of a Trustee by the Unitholders, such vacancy may be filled by the Unitholders electing a replacement Trustee at the meeting at which the Trustee is removed.

(b)

Until vacancies resulting from the resignation, deemed resignation, removal or death of a Trustee are filled, pursuant to Section 2.05, Section 2.08(a) or otherwise in accordance with this Declaration of Trust, the remaining Trustee or Trustees (even if less than a quorum) may exercise the powers of the Trustees hereunder.

(c)	The disqualification, resignation, deemed resignation, removal or death of a Trustee shall not operate to annul this Declaration of Trust.

(d)

If at any time the number of Trustees is less than the number required by Section 2.01(b) and the remaining Trustee or Trustees fail or are unable to act in accordance with Section 2.01(c) and/or Section 2.08(a) to appoint one or more additional Trustees or if, upon the deemed resignation of one or more Trustees there would be no Trustees, then the Trustees then in office shall promptly call a special meeting of Unitholders to fill the vacancies (and conduct such other business, if any, that may be dealt with at that meeting) and, if they fail to call a meeting or if there are no Trustees then in office, the meeting may be called by any Unitholder.

Section 2.09 Subsequent Trustees.

The right, title and interest of the Trustees in and to the property of the Trust shall vest automatically in all persons who may hereafter become Trustees upon their due election or appointment and qualification without any further act and they shall thereupon have all the rights, privileges, powers, obligations and immunities of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 2.07 or otherwise.

Section 2.10 Compensation and Other Remuneration.

Trustees shall be entitled to receive, for their services as Trustees, such reasonable compensation as the Trustees may determine from time to time, as well as reimbursement of their reasonable expenses incurred in acting as a Trustee. Subject to Section 3.09, Trustees, either directly or indirectly, shall be entitled to receive remuneration for services rendered to the Trust in any other capacity, including services as an officer of the Trust, legal, accounting or other professional services or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any Affiliate of a Trustee.

Section 2.11 Chair of Trustees.

The chair of Trustees (the “Chair”) shall be appointed by and from among the Trustees.

Section 2.12 Officers of the Trust.

The Trust may have such officers as the Trustees may appoint from time to time. One person may hold two or more offices. Any officer of the Trust may, but need not, be a Trustee or a person who is a director, officer, employee or securityholder of Granite GP, Granite LP or any of their respective Affiliates. Officers of the Trust shall be appointed and discharged, and have their remuneration determined, by the Trustees.

ARTICLE III

CONCERNING TRUSTEES AND OFFICERS

Section 3.01 General Powers of Trustees.

The Trustees, subject only to the specific limitations contained in this Declaration of Trust, including Section 4.01, Section 4.02 and Section 6.08, shall have, without further or other authorization, action or consent and free from any control or direction on the part of the Unitholders, full, absolute and exclusive power, control and authority over the assets of the Trust and over the activities and operations of the Trust to the same extent as if the Trustees were the sole and absolute legal and beneficial owners of such assets in their own right, to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or the conducting of the activities and operations of the Trust. In construing the provisions of this Declaration of Trust, there shall be a presumption in favour of the power and authority having been granted to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein on the Trustees. Except as specifically required by law, the Trustees shall, in carrying out investment activities, not be in any way restricted by the provisions of the laws of any jurisdiction limiting or purporting to limit investments which may be made by trustees.

Section 3.02 Specific Powers and Authorities of Trustees.

Subject only to the express limitations contained in this Declaration of Trust including Section 4.01, Section 4.02 and Section 6.08, and in addition to any powers and authorities conferred by this Declaration of Trust or which the Trustees may have by virtue of any present or future statute or rule of law, and without limiting the generality of Section 3.01, the Trustees, without any authorization, action or consent by the Unitholders, shall have and may exercise, on behalf of the Trust or otherwise, at any time and from time to time the following powers and authorities which may or may not be exercised by them, in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

(a)

To retain, invest and re-invest the capital or other funds of the Trust in real or personal property of any kind, including securities issued by other persons, all without regard to whether any such properties are authorized by law for the investment of trust funds, and to possess and exercise all the rights, powers and privileges appertaining to the ownership of the property of the Trust and to increase the capital of the Trust at any time by the issuance of additional Units for such consideration as they deem appropriate.

(b)

For such consideration as they deem proper, to invest in, purchase or otherwise acquire for cash or other property or through the issuance of Units or through the issuance of notes, debentures, bonds or other obligations or securities of the Trust and hold for investment the entire or any participating interest in notes, debentures, bonds or other obligations which are secured by any Mortgages. In connection with any such investment, purchase or acquisition, the Trustees shall have the power to acquire a share of rents, lease payments or other gross income from or a share of the profits from or a share in the equity or ownership of real property.

(c)

To sell, rent, lease, hire, exchange, release, partition, assign, Mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any or all of the property of the Trust by deeds, trust deeds, assignments, bills of sale, transfers, leases, Mortgages, financing statements, security agreements and other instruments for any of such purposes.

(d)

To enter into leases, contracts, obligations and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term, and perform the obligations of the Trust thereunder.

(e)

Without limit as to amount, to issue any type of debt securities or convertible debt securities and to borrow money or incur any other form of indebtedness for the purpose of carrying out the purposes, activities and operations of the Trust and to draw, make, execute and issue promissory notes and other negotiable and non-negotiable instruments or securities and evidences of indebtedness.

(f)

To guarantee, indemnify or act as surety with respect to payment or performance of obligations of other persons, to the extent, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the activities and operations of the Trust.

(g)	To lend money or other property of the Trust, on a secured or unsecured basis.

(h)

To incur and pay out of the property of the Trust any charges or expenses and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the activities and operations of the Trust including taxes or other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the property of the Trust or upon or against the property of the Trust or any part thereof.

(i)

To deposit funds or other property of the Trust in banks, trust companies and other depositories, whether or not such deposits will earn interest, the same to be subject to withdrawal on such terms and in such manner and by such person or persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine.

(j)

To possess and exercise all the rights, powers and privileges appertaining to the ownership of or interest in all or any Mortgages or securities issued or created by, or interest in, any person, forming part of the assets of the Trust, to the same extent that an individual might and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action and may include the exercise of discretionary power.

(k)

To elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, which officers may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms as may be prescribed by the Trustees or by the Trustees’ Regulations.

(l)

To engage, appoint, employ or contract with any persons as agents, representatives, employees or independent contractors or otherwise (including, without limitation, real estate advisors, investment advisors, registrars, underwriters, accountants, lawyers, real estate agents, property managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such persons may be so engaged or employed.

(m)

Except as prohibited by law or this Declaration of Trust, to delegate any of the powers and duties of the Trustees (including, without limitation, the power of delegation) to any one or more Trustees, agents, representatives, officers, employees, independent contractors of the Trust or other persons without regard to whether such power, authority or duty is normally granted or delegated by Trustees.

(n)

To collect, sue for and receive sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands or other litigation relating to the Trust, the assets of the Trust or the Trust’s activities and operations, to enter into agreements therefor whether or not any suit is commenced or claim accrued or asserted and to enter into agreements regarding the arbitration, adjudication or settlement thereof.

(o)	To renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust.

(p)

To purchase and pay for, out of the assets of the Trust, insurance contracts and policies insuring the assets of the Trust against any and all risks and insuring the Trust and/or any or all of the Trustees, the Unitholders or officers of the Trust against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, the Unitholders or the officers of the Trust.

(q)

To cause legal title to any of the assets of the Trust to be held by and/or in the name of the Trustees, or by and/or in the name of the Trust or one or more of the Trustees or any other person, on such terms, in such manner with such powers in such person as the Trustees may determine and with or without disclosure that the Trust or Trustees are interested therein provided, however, that should legal title to any of the assets of the Trust be held by and/or in the name of any person or persons other than the Trust, the Trustees shall require such person or persons to execute a declaration of trust or other instrument acknowledging that legal title to such assets is held in trust for the benefit of the Trust.

(r)	To determine conclusively the allocation to capital, income or other appropriate accounts for all receipts, expenses, disbursements and property of the Trust.

(s)

To prepare, execute and file the Trust’s income tax returns and pay all taxes or assessments, of whatever kind or nature, whether within or outside Canada, imposed upon or against the Trustees in connection with the property, undertaking or income of the Trust, or imposed upon or against the Trust’s property, undertaking or income, or any part thereof, and to settle or compromise disputed tax liabilities and for the foregoing purposes to make such returns, take such deductions, and make such designations, elections and determinations in respect of net income or Net Realized Capital Gains of the Trust distributed to Unitholders in the year and any other matter as shall be permitted under the Tax Act (provided that to the extent necessary the Trustees will seek the advice of the Trust’s legal counsel or the Trust’s auditors), and do all such other acts and things as may be deemed by the Trustees in their sole discretion to be necessary, desirable or convenient.

(t)

To prepare, sign and file or cause to be prepared, signed and filed any prospectus, offering memorandum or similar document, and any amendment thereto and all agreements contemplated therein or ancillary thereto or relating to or resulting from any offerings of the Units or other securities issued or held by the Trust or a Unitholder and to pay the costs thereof and related thereto out of the property of the Trust whether or not such offering is or was of direct benefit to the Trust or those persons (if any) who were Unitholders immediately prior to such offering.

(u)

To make or cause to be made application for the listing on, or delisting from, any stock exchange of Units or other securities of the Trust, and to do all things which in the opinion of the Trustees may be necessary or desirable to effect or maintain such listing or listings or to effect such delisting, as the case may be.

(v)

In addition to the mandatory indemnification provided for in Section 14.01, to the extent permitted by law, to indemnify, or enter into agreements with respect to the indemnification of, the Trustees, officers of the Trust and other persons.

(w)

To determine conclusively the value of any or all of the property of the Trust from time to time and, in determining such value, to consider such information and advice as the Trustees, in their sole judgment, may deem material and reliable.

(x)	To do all such acts and things and to exercise such powers which are delegated to the Trustees by any person who co-owns real property with the Trust.

(y)

To do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the activities and operations of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Declaration of Trust.

Section 3.03 Further Powers of the Trustees.

The Trustees shall have the power to prescribe any form provided for or contemplated by this Declaration of Trust. The Trustees may make, adopt, amend, or repeal regulations containing provisions relating to the Trust, the conduct of its activities and operations, the rights or powers of the Trustees and the rights or powers of the Unitholders or officers, provided that such regulations shall not be inconsistent with law or with this Declaration of Trust. The Trustees shall also be entitled to make any reasonable decisions, designations or determinations not contrary to this Declaration of Trust which they may determine are necessary or desirable in interpreting, applying or administering this Declaration of Trust or in administering, managing or operating the Trust. To the extent of any inconsistency between this Declaration of Trust and any regulation, decision, designation or determination made by the Trustees, this Declaration of Trust shall prevail and such regulation, decision, designation or determination shall be deemed to be modified to eliminate such inconsistency. Any regulations, decisions, designations or determinations made pursuant to this Section 3.03 shall be conclusive and binding upon all persons affected thereby.

Section 3.04 Banking.

The banking activities of the Trust, or any part thereof, including, but without restricting the generality of the foregoing, the operation of the Trust’s accounts; the making, signing, drawing, accepting, endorsing, negotiation, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money; the giving of receipts for orders relating to any property of the Trust; the execution of any agreement relating to any such banking activities and defining the rights and powers of the parties thereto; and the authorizing of any officer of such bank to do any act or thing on the Trust’s behalf to facilitate such banking activities, shall be transacted with such bank, trust company, or other firm or corporation carrying on a banking business as the Trustees may designate, appoint or authorize from time to time and shall be transacted on the Trust’s behalf by one or more officers of the Trust as the Trustees may designate, appoint or authorize from time to time.

Section 3.05 Conditions Precedent.

The obligation of the Trustees to commence or continue any act, action, suit or proceeding or to represent the Trust in any action, suit or proceeding shall be conditional upon sufficient funds being available to the Trustees from the Trust’s property to commence or continue such act, action, suit or proceeding or to represent the Trust in any action, suit or proceeding and an indemnity reasonably satisfactory to the Trustees to protect and hold harmless the Trustees against the costs, charges and expenses and liabilities to be incurred therein and any loss and damage they may suffer by reason thereof. None of the provisions contained in this Declaration of Trust shall require the Trustees to expend or risk their own funds or otherwise incur financial liability in the performance of their duties or in the exercise of any of their rights or powers unless they are given an indemnity and funding satisfactory to the Trustees, acting reasonably.

Section 3.06 Standard of Care of Trustees.

The exclusive standard of care required of the Trustees in exercising their powers and carrying out their functions hereunder shall be that they exercise their powers and carry out their functions hereunder as Trustees honestly and in good faith with a view to the best interests of the Trust and the Unitholders and that in connection therewith they exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances. A Trustee shall not be liable in carrying out their duties under this Declaration of Trust except in cases where the Trustee fails to act honestly and in good faith with a view to the best interests of the Trust and Unitholders or to exercise the degree of care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances. The duties and standard of care of the Trustees provided as aforesaid are intended to be similar to, and not to be any greater than those imposed on a director of a company governed by the BCBCA. Unless otherwise required by law, the Trustees shall not be required to give surety bond or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as trustees of the Trust shall not be required to devote their entire time to the investments, business or activities of the Trust.

Section 3.07 Reliance Upon Trustees and Officers.

Any person dealing with the Trust in respect of any matters pertaining to the Trust, to the assets of the Trust and any right, title or interest therein or to securities of the Trust, shall be entitled to rely on a certificate or statutory declaration (including, without limiting the foregoing, a certificate or statutory declaration as to the passing of a resolution of the Trustees) executed by any Trustee or officer of the Trust or, without limiting the foregoing, such other person as may be authorized by the Trustees as to the capacity, power and authority of the Trustees or any other person to act for and on behalf and in the name of the Trust. No person dealing with the Trustees shall be bound to see to the application of any funds or property passing into the hands or control of the Trustees. The receipt by or on behalf of the Trustees for monies or other consideration shall be binding upon the Trust.

Section 3.08 Determinations of Trustees Binding.

All determinations of the Trustees which are made in good faith with respect to any matters relating to the Trust, including, without limiting the generality of the foregoing, whether any particular investment or disposition meets the requirements of this Declaration of Trust, shall be final and conclusive and shall be binding upon the Trust and all Unitholders (and, where the Unitholder is a Deferred Income Plan, registered pension fund or plan as defined in the Tax Act, or other similar fund or plan registered under the Tax Act, upon plan beneficiaries and plan holders past, present and future) and Units of the Trust shall be issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

Section 3.09 Conflict of Interest.

(a)

For the purposes of this Section 3.09, but subject to Section 3.09(b) and Section 3.09(d), a Trustee or officer of the Trust holds a disclosable interest in a contract or transaction ( a “Disclosable Interest”) if:

(i)	the contract or transaction is material to the Trust;

(ii)	the Trust has entered, or proposes to enter, into the contract or transaction; and

(iii)

either of the following applies to the Trustee or officer of the Trust: (A) the Trustee or officer of the Trust has a material interest in the contract or transaction; or (B) the Trustee or officer of the Trust is a trustee, director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction.

(b)	For the purposes of Section 3.09, a Trustee or officer of the Trust does not hold a Disclosable Interest in a contract or transaction if:

(i)	the situation that would otherwise constitute a Disclosable Interest under Section 3.09(a) arose on or before the Effective Date;

(ii)	both the Trust and the other party to the contract or transaction are wholly owned Subsidiaries of the same person;

(iii)	the Trust is a wholly owned Subsidiary of the other party to the contract or transaction;

(iv)	the other party to the contract or transaction is a wholly owned Subsidiary of the Trust; or

(v)	the Trustee or officer of the Trust is the sole Unitholder of the Trust or the sole shareholder or unitholder, as applicable, of a person of which the Trust is a wholly owned Subsidiary.

(c)	In Section 3.09(b), “other party” means a person of which the Trustee or officer of the Trust is a director or senior officer or in which the Trustee or officer of the Trust has a material interest.

(d)	For the purposes of Section 3.09, a Trustee or officer of the Trust does not hold a Disclosable Interest in a contract or transaction merely because:

(i)

the contract or transaction is an arrangement by way of security granted by the Trust for money loaned to, or obligations undertaken by, the Trustee or officer of the Trust, or a person in whom the Trustee or officer of the Trust has a material interest, for the benefit of the Trust or an Affiliate of the Trust;

(ii)	the contract or transaction relates to an indemnity or insurance of one or more Trustees or officers of the Trust under this Declaration of Trust;

(iii)

the contract or transaction relates to the remuneration of the Trustee or officer of the Trust in that person’s capacity as a trustee, director, officer, employee or agent of the Trust or of an Affiliate of the Trust;

(iv)

the contract or transaction relates to a loan to the Trust, and the Trustee or officer of the Trust, or a person in whom the Trustee or officer of the Trust has a material interest, is or is to be a guarantor of some or all of the loan; or

(v)

the contract or transaction has been or will be made with or for the benefit of a person that is Affiliated with the Trust and the Trustee or officer of the Trust is also a trustee, director or officer of that person or an Affiliate of that person.

(e)

Subject to Section 3.09(f) and unless a court of competent jurisdiction orders otherwise under Section 3.09(k), a Trustee or officer of the Trust is liable to account to the Trust for any profit that accrues to the Trustee or officer of the Trust under or as a result of a contract or transaction in which the Trustee or officer of the Trust holds a Disclosable Interest.

(f)	A Trustee or officer of the Trust is not liable to account for and may retain the profit referred to in Section 3.09(e) in any of the following circumstances:

(i)

the contract or transaction is approved by the Trustees in accordance with Section 3.09(j), other than Section 3.09(j)(iii), after the nature and extent of the Disclosable Interest has been disclosed to the Trustees;

(ii)

the contract or transaction is approved in accordance with Section 3.09(j), after the nature and extent of the Disclosable Interest has been disclosed to the Unitholders entitled to vote on that resolution;

(iii)

whether or not the contract or transaction is approved in accordance with Section 3.09(j), (A) the Trust entered into the contract or transaction before the Trustee or officer of the Trust became a trustee or officer of the Trust, (B) the Disclosable Interest is disclosed to the Trustees or the Unitholders, and (C) the Trustee or officer of the Trust does not participate in, and, in the case of a Trustee, does not vote as a Trustee on, any decision or resolution touching on the contract or transaction.

(g)

The disclosure referred to in Section 3.09(f)(i), Section 3.09(f)(ii) or Section 3.09(f)(iii) must be evidenced in a consent resolution, the minutes of a meeting or any other record deposited in the Trust’s records office determined pursuant to Section 16.13.

(h)

A general statement in writing provided to the Trust by a Trustee or officer of the Trust is a sufficient disclosure of a Disclosable Interest for the purpose of this Section 3.09 in relation to any contract or transaction that the Trust has entered into or proposes to enter into with a person if the statement declares that the Trustee or officer of the Trust is a trustee, director or officer of, or has a material interest in, the person with whom the Trust has entered, or proposes to enter, into the contract or transaction.

(i)	In addition to the records that a Unitholder may inspect under Section 16.14, that Unitholder may, without charge, inspect:

(i)	the portions of any minutes of meetings of Trustees, or of any consent resolutions of Trustees, that contain disclosures under this Section 3.09; and

(ii)	the portions of any other records that contain those disclosures.

(j)

(i)

A contract or transaction in respect of which disclosure has been made in accordance with this Section 3.09 may be approved by (A) the Trustees or (B) the affirmative vote of at least two-thirds of the votes cast at a meeting of Unitholders duly called and held.

(ii)

Subject to Section 3.09(j)(iii), a Trustee who has a Disclosable Interest in a contract or transaction is not entitled to vote on any Trustees’ resolution referred to in Section 3.09(j)(i) to approve that contract or transaction.

(iii)	If all of the Trustees have a Disclosable Interest in a contract or transaction, any or all of those Trustees may vote on a Trustees’ resolution to approve the contract or transaction.

(iv)

A Trustee who has a Disclosable Interest in a contract or transaction and who is present at the meeting of Trustees at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the Trustee votes on any or all of the resolutions considered at the meeting.

(k)

The Trust or any Trustee, officer of the Trust, Unitholder or beneficial owner of Units may apply to a court of competent jurisdiction for, and, if the court determines that a contract or transaction in which a Trustee or officer of the Trust has a Disclosable Interest was fair and reasonable to the Trust, the court may make one or more of the following orders:

(l)	an order that the Trustee or officer of the Trust is not liable to account for any profit that accrues to the Trustee or officer of the Trust under or as a result of the contract or transaction; or

(i)	any other order that the court considers appropriate.

(ii)

Unless a contract or transaction in which a Trustee or officer of the Trust has a Disclosable Interest has been approved in accordance with Section 3.09(f), the Trust or any Trustee, officer of the Trust, Unitholder or beneficial owner of Units may apply to a court of competent jurisdiction for, and, if the court determines that the contract or transaction was not fair and reasonable to the Trust, the court may make one or more of the following orders:

(iii)	an order enjoining the Trust from entering into the proposed contract or transaction;

(iv)	an order that the Trustee or officer of the Trust is liable to account for any profit that accrues to the Trustee or officer of the Trust under or as a result of the contract or transaction; or

(v)	any other order that the court considers appropriate.

(m)	A contract or transaction with the Trust is not invalid merely because:

(i)	a Trustee or officer of the Trust has an interest, direct or indirect, in the contract or transaction;

(ii)	a Trustee or officer of the Trust has not disclosed an interest they have in the contract or transaction; or

(iii)	the Trustees or Unitholders have not approved the contract or transaction in which a Trustee or officer of the Trust has an interest.

(n)	Except as is provided in this Section 3.09, a Trustee or officer of the Trust has no obligation to:

(i)	disclose any direct or indirect interest that the Trustee or officer of the Trust has in a contract or transaction; or

(ii)	account for any profit that accrues to the Trustee or officer of the Trust under or as a result of a contract or transaction in which the Trustee or officer of the Trust has a Disclosable Interest.

(o)

If a Trustee or officer of the Trust holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a Trustee or officer of the Trust, the Trustee or officer of the Trust must disclose, in accordance with Section 3.09(p), the nature and extent of the conflict.

(p)	The disclosure required from a Trustee or officer of the Trust under Section 3.09(o):

(i)

must be made to the Trustees promptly (i) after that individual becomes a Trustee or officer of the Trust, or (ii) if that individual is already a Trustee or officer of the Trust, after that individual begins to hold the office or possess the property, right or interest for which disclosure is required; and

(ii)	must be evidenced in one of the ways referred to in Section 3.09(g).

ARTICLE IV

INVESTMENT GUIDELINES AND OPERATING POLICIES

Section 4.01 Investment Guidelines.

Notwithstanding any other provision hereof, the assets of the Trust may be invested only in accordance with the following guidelines:

(a)

the Trust will focus its activities primarily on acquiring, holding, developing, maintaining, improving, leasing, managing, repositioning, disposing or otherwise dealing with revenue producing real property;

(b)

notwithstanding anything else contained in this Declaration of Trust, the Trust shall not make or hold any investment, take any action or omit to take any action or permit a Subsidiary to make or hold any investment or take any action or omit to take any action that would result in:

(i)	the Trust not qualifying as a “mutual fund trust” or “unit trust” both within the meaning of the Tax Act;

(ii)	Units not qualifying as qualified investments for investment by trusts governed by Deferred Income Plans;

(iii)

the Trust not qualifying as a “real estate investment trust”, as defined in subsection 122.1(1) of the Tax Act if, as a consequence of the trust not so qualifying, the trust would be subject to tax on “taxable SIFT trust distributions” pursuant to section 122 of the Tax Act; or

(iv)	the Trust being liable to pay a tax imposed under Part XII.2 of the Tax Act;

(c)

the Trustee will use its best efforts to conduct the activities of the Trust in a manner to ensure that the Trust will not be a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code;

(d)

when making investments, the Trust shall consider the following factors: the political environment and governmental and economic stability in the relevant jurisdiction(s), the long-term growth prospects of the assets and the economy in the relevant jurisdiction(s), the currency in the relevant jurisdiction(s) and the income-producing stability of the assets;

(e)

the Trust may, directly or indirectly, make such investments, do all such things and carry out all such activities as are necessary or desirable in connection with the conduct of its activities provided they are not otherwise specifically prohibited by this Declaration of Trust;

(f)	unless otherwise specifically prohibited by this Declaration of Trust, the Trust may invest in freehold, leasehold, or other interests in property (real, personal, moveable or immovable);

(g)

the Trust may make its investments and conduct its activities, directly or indirectly, through an investment in one or more persons on such terms as the Trustees may from time to time determine, including without limitation by way of joint ventures, partnerships (general or limited) and limited liability companies;

(h)	the Trust shall not invest in rights to or interests in mineral or other natural resources, including oil or gas, except as ancillary to an investment in real property;

(i)	the Trust may only invest in operating businesses indirectly through one or more trusts, partnerships (general or limited), corporations or other legal entities; and

(j)	the Trust shall not invest in raw land for development, except for (i) existing properties with additional development, (ii) the purpose of renovating or expanding existing properties, or (iii) the development of new properties, provided that the aggregate cost of the investments of the Trust in raw land, after giving effect to the proposed investment, will not exceed 15% of Gross Book Value.

For the purpose of the foregoing investment guidelines (other than Section 4.01(b)), the assets, liabilities, activities, operations and transactions of a corporation or other person wholly or partially owned by the Trust, including Granite LP and its Subsidiaries, will be deemed to be those of the Trust on a proportionate consolidated basis. In addition, any references in the foregoing to investment in real property will be deemed to include an investment in a joint venture arrangement. Nothing in the investment guidelines (other than Section 4.01(b)) prohibits the Trust from holding some or all of the receivables due pursuant to instalment receipt agreements.

Section 4.02 Operating Policies.

The operations and activities of the Trust will be conducted in accordance with the following policies:

(a)

the Trust shall not purchase, sell, market or trade in currency or interest rate futures contracts otherwise than for hedging purposes to the extent that such hedging activity complies with National Instrument 81-102 – Mutual Funds, as amended from time to time, or any successor instrument or rule and provided that is complied with;

(b)

(i) any written instrument creating an obligation which is or includes the granting by the Trust of a Mortgage, and (ii) to the extent the Trustees determine to be practicable and consistent with their fiduciary duty to act in the best interests of Unitholders, any written instrument which is, in the judgment of the Trustees, a material obligation, shall contain a provision or be subject to an acknowledgement to the effect that the obligation being created is not personally binding upon, and that resort shall not be had to, nor shall recourse or satisfaction be sought from, the private property of any of the Trustees, Unitholders, Annuitants, or officers, employees or agents of the Trust, but that only property of the Trust or a specific portion shall be bound; the Trust, however, is not required, but shall use all reasonable efforts, to comply with this requirement in respect of obligations assumed by the Trust upon the acquisition of real property;

(c)

the Trust shall not incur or assume any Indebtedness if, after giving effect to the incurring or assumption of the Indebtedness, the total Indebtedness of the Trust would be more than 65% of Gross Book Value;

(d)

the Trust shall not directly or indirectly guarantee any Indebtedness or liabilities of any person unless such guarantee: (i) is given in connection with or incidental to an investment that is otherwise permitted under the Trust’s investment guidelines; (ii) has been approved by the Trustees; and (iii) (A) would not disqualify the Trust as a “mutual fund trust” within the meaning of the Tax Act, and (B) would not result in the Trust losing any other status under the Tax Act that is otherwise beneficial to the Trust and its Unitholders

(e)

except for real property held by a person partially owned by the Trust, title to each real property shall be held by and registered in the name of the Trust, the Trustees or in the name of a corporation or other entity wholly-owned, directly or indirectly, by the Trust or jointly, directly or indirectly, by the Trust with joint venturers or in such other manner which, in the opinion of management, is commercially reasonable;

(f)

the Trust shall conduct such diligence as is commercially reasonable in the circumstances on each real property that it intends to acquire and obtain a report with respect to the physical condition thereof from an independent and experienced consultant;

(g)

the Trust shall either (i) have conducted an environmental site assessment or (ii) be entitled to rely on an existing environmental site assessment, in respect of each real property that it intends to acquire and, if the environmental site assessment report recommends that further environmental site assessments be conducted, the Trust shall have conducted such further environmental site assessments, in each case, by an independent and experienced environmental consultant; and

(h)

the Trust shall obtain and maintain, or cause to be obtained and maintained, at all times, insurance coverage in respect of potential liabilities of the Trust and the accidental loss of value of the assets of the Trust from risks, in amounts, with such insurers, and on such terms as the Trustees consider appropriate, taking into account all relevant factors including the practices of owners of comparable properties.

For the purpose of the foregoing operating policies, the assets, liabilities, activities, operations and transactions of a corporation or other person wholly or partially owned by the Trust, including Granite LP and its Subsidiaries, will be deemed to be those of the Trust on a proportionate consolidated basis. In addition, any references in the foregoing to investment in real property will be deemed to include an investment in a joint venture.

Section 4.03 Application of Investment Guidelines and Operating Policies

With respect to the investment guidelines and operating policies contained in Section 4.01 and Section 4.02 and where any maximum or minimum percentage limitation is specified in any of the guidelines and policies therein contained, such guidelines and policies shall, unless otherwise specified, be applied on the basis of the relevant amounts calculated immediately after the making of such investment or the taking of such action. Any subsequent change relative to any percentage limitation, which results from a subsequent change in Gross Book Value, will not require divestiture of any investment except in the case of any such limitation relating to the investment guidelines contained in Section 4.01(b) which must be complied with at all times.

Section 4.04 Regulatory Matters.

If at any time a government or regulatory authority having jurisdiction over the Trust or any property of the Trust shall enact any law, regulation or requirement which is in conflict with any investment guideline or operating policy of the Trust then in force, such guideline or policy in conflict shall, if the Trustees on the advice of legal counsel to the Trust so resolve, be deemed to have been amended to the extent necessary to resolve any such conflict and, notwithstanding anything to the contrary herein contained, any such resolution of the Trustees shall not require the prior approval of Unitholders.

Section 4.05 Partnership Status for U.S. Tax Purposes

Notwithstanding anything to the contrary in this Declaration of Trust, the Trust shall elect to be treated as a partnership for U.S. federal income tax purposes. Nevertheless, if the Trustees believe it is no longer in the best interests of the Trust to maintain its status as a partnership for U.S. federal income tax purposes, the Trustees shall have the power to change or revoke such election.

ARTICLE V

TRUST UNITS

Section 5.01 Units.

The beneficial interests in the Trust shall be divided into a single class of Units (which may be represented by instalment receipts) with the rights and privileges set forth in this ARTICLE V. The number of Units which the Trust may issue is unlimited. Each Unit, when issued, shall vest indefeasibly in the holder thereof. Subject to applicable regulatory approval, the issued and outstanding Units may be subdivided or consolidated from time to time by the Trustees without Unitholder approval. Each Unit shall entitle the holder to the voting rights provided in Section 6.07.

Section 5.02 Ranking of Units.

Each Unit shall represent an equal undivided beneficial interest in any distributions by the Trust, whether of net income, Net Realized Capital Gains of the Trust or other amounts and, in the event of termination of the Trust, in the net assets of the Trust remaining after satisfaction of all liabilities, and no Unit shall have any preference or priority over any other.

Section 5.03 Consideration for Units.

Subject to the last sentence of this Section 5.03, a Unit shall not be fully paid until the consideration therefor has been received in full by or on behalf of the Trust. The consideration for any Unit shall be paid in one or more of money, property or past services performed for or for the direct or indirect benefit of the Trust, the value of which consideration received by the Trust, as determined by the Trustees, equals or exceeds the issue price set for the Unit. In determining whether the aggregate value of the money, property and past services equals or exceeds the issue price for a Unit, the Trustees may take into account reasonable charges and expenses that (a) have been incurred by the person providing the money, property and past services, and (b) are reasonably expected to benefit the Trust. Units may be issued and sold on an instalment basis, in which event beneficial ownership of such Units may be represented by instalment receipts, but shall otherwise be non-assessable.

Section 5.04 No Pre-Emptive Rights.

There are no pre-emptive rights attaching to the Units.

Section 5.05 Fractional Units.

If as a result of any act of the Trustees pursuant to this Declaration of Trust any person becomes entitled to a fraction of a Unit, such person is not entitled to receive a Unit certificate therefor. Fractional Units shall not, except to the extent that they may represent in the aggregate one or more whole Units, entitle the holders thereof to notice of or to attend or to vote at, meetings of Unitholders. Subject to the foregoing, such fractional Units shall have attached thereto the rights, privileges, restrictions, conditions and limitations attaching to whole Units in the proportion that they bear to a whole Unit..

Section 5.06 Allotment and Issue.

Subject to Section 5.03 and Section 5.10, the Trustees may allot and issue Units at such time or times and in such manner (including pursuant to any plan from time to time in effect relating to reinvestment of distributions of the Trust, equity-based compensation plans of the Trust, or its Affiliates or pursuant to a unitholder rights plan of the Trust), and for such consideration and to such person, persons or class of persons as the Trustees in their sole discretion shall determine.

Section 5.07 Rights, Warrants, Options and Other Unit-Based Securities.

The Trustees may create and issue rights, warrants or options or other instruments or securities (including, subject to the provisions of Section 4.01 and Section 4.02, debt securities) exercisable for, convertible into, exchangeable for or otherwise pursuant to which a holder may subscribe for, acquire or receive payment in, fully paid Units at such exercise, conversion, exchange or subscription price or prices and at such time or times as the Trustees may determine. The rights, warrants, options, instruments or securities so created may be issued for such consideration or for no consideration, all as the Trustees may determine. A right, warrant, option, instrument or security so issued shall not be a Unit and a holder thereof shall not be a Unitholder.

Section 5.08 Commissions and Discounts.

The Trustees may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase Units or other securities of the Trust from the Trust or any other person or procuring or agreeing to procure purchasers for Units or other securities of the Trust.

Section 5.09 Transferability.

The Units are freely transferable and, other than as provided in this Declaration of Trust, the Trustees shall not impose any restriction on the transfer of Units.

Section 5.10 Non-Resident Ownership Constraint.

At no time may more than 49% (on either a basic or fully-diluted basis) of the Units be held for the benefit of non-residents of Canada (within the meaning of the Tax Act) and/or partnerships that are not Canadian partnerships (within the meaning of the Tax Act) (in each case, “Non-Resident Beneficiaries”). The Trustees may require declarations as to the jurisdictions in which beneficial owners of Units are resident or declarations from holders of Units as to whether such Units are held for the benefit of Non-Resident Beneficiaries. If the Trustees become aware that more than 49% (on either a basic or fully-diluted basis) of the Units then outstanding are, or may be, held for the benefit of Non-Resident Beneficiaries or that such a situation is imminent, the Trustees may cause the Trust to make a public announcement thereof and shall not accept a subscription for Units from or issue or register a transfer of Units to a person unless the person provides a declaration that the person is not a non-resident (or, in the discretion of the Trustees, that the person is not a Non-Resident Beneficiary) and does not hold its Units for a Non-Resident Beneficiary. If, notwithstanding the foregoing, the Trustees determine that more than 49% of the Units (on either a basic or fully-diluted basis) are held for the benefit of Non-Resident Beneficiaries, the Trustees may cause the Trust to send a notice to non-resident holders of Units, chosen in inverse order to the order of acquisition or registration or in such manner as the Trustees may consider equitable and practicable, requiring them to sell their Units or a portion thereof within a specified period of not more than 60 days. If the Unitholders receiving such notice have not sold the specified number of Units or provided the Trustees with satisfactory evidence that they are not non-residents and do not hold their Units for the benefit of Non-Resident Beneficiaries within such period, the Trustees may cause the Trust to sell such Units on behalf of such Unitholders and, in the interim, the voting and distribution rights attached to such Units shall be suspended. Upon such sale the affected holders shall cease to be holders of Units and their rights shall be limited to receiving the net proceeds from such sale.

Section 5.11 Certificates.

Each Unitholder or their duly authorized agent is entitled, upon request, to receive, without charge, a Unit certificate registered in their name representing the Units held by them, signed in the manner hereinafter prescribed, provided that, in respect of a Unit or Units held jointly by several persons, the Trust is not bound to issue more than one Unit certificate and delivery of a Unit certificate to one of several joint Unitholders or to one of the Unitholders’ duly authorized agents will be sufficient delivery to all. No Unit certificate shall be issued to evidence any fractional Units, unless the Trustees otherwise determine in their sole discretion.

Section 5.12 Form of Certificate.

(a)	The form of certificate representing Units shall be in such form as is from time to time authorized by the Trustees.

(b)

Each Unit certificate shall be signed by a Trustee or an officer of the Trust and, if required by Section 5.13, countersigned by or on behalf of the Transfer Agent. The signature of the Trustee or the officer of the Trust required to appear on any such certificate may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid as if they had been signed manually. If such a certificate contains the printed or mechanically reproduced signature of a person, then the Trust may issue the certificate even though such person has ceased to be a Trustee or an officer of the Trust and such certificate is as valid as if such person continued to be a Trustee or an officer of the Trust at the date of its issue.

(c)

For greater certainty, an existing certificate that, prior to completion of the 2013 Arrangement represented common shares of Granite Real Estate Inc. shall thereafter represent only the holder’s entitlement to the Units to which the holder is entitled as a result of and pursuant to the 2013 Arrangement and the 2024 Arrangement, and may be exchanged for a certificate representing such Units.

(d)

For greater certainty, an existing certificate that, prior to completion of the 2024 Arrangement represented the former “Stapled Units” of the Trust and Granite GP (including a common share certificate referenced in Section 5.12(c)) shall thereafter represent only the holder’s entitlement to the Units to which the holder is entitled as a result of and pursuant to the 2024 Arrangement, and may be exchanged for a certificate representing such Units.

Section 5.13 Unit Register and Transfer Ledgers to be Maintained.

A central securities register (the “Register”) shall be kept by, or on behalf and under the direction of, the Trustees, which Register shall contain the name and last known address of each Unitholder, the respective number of Units held by them, the certificate numbers of the certificates of such Unitholder’s Units and the date and particulars of each issue, transfer or redemption thereof. The Trustees may appoint one or more chartered banks or trust companies or other persons authorized to act as a transfer agent in any jurisdiction to act as transfer agents and to act as registrars for Units and may provide for the transfer of Units in one or more places within Canada or elsewhere. In the event of such appointment, the Transfer Agent shall keep all necessary registers and other books (which may be kept in a bound or looseleaf book or may be entered or recorded by any system of mechanical or electronic data processing or any other information storage device) for recording original issues and registering and transferring the Units. If the Trustees have appointed a registrar and transfer agent for Units, no certificate for Units shall be valid unless countersigned by or on behalf of the Transfer Agent. The Trust must not at any time close the Register.

Section 5.14 Entry on Register.

Upon any issue of Units, the name of the subscriber (or person as directed by the subscriber, which may include a securities depository or clearing system or nominee thereof) shall be promptly entered on the Register as the holder of the number of Units so issued, or if the subscriber is already a Unitholder, the Register may be amended to include the additional Units. Except as provided in this Declaration of Trust, only persons whose Units are recorded on the Register shall be entitled to vote or to receive distributions or otherwise exercise or enjoy the rights of Unitholders. The Trustees shall have the right to treat the persons whose Units are recorded on the Register as the owner of such Units for all purposes, including, without limitation, payment of any distribution or redemption amount, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders. Notwithstanding the foregoing, the Trustees shall provide to the personal or other legal representative or trustee in bankruptcy of a Unitholder the rights and privileges of such Unitholder if appropriate evidence of appointment or incumbency with the meaning of section 87 of the Securities Transfer Act is provided to the Trustees.

Section 5.15 Transfer of Units.

Units shall be for all purposes of the Trust and this Declaration of Trust, personal and moveable property, and, subject to the provisions of this ARTICLE V and such provisions and conditions as may be prescribed by the Trustees from time to time, shall be transferable. No transfer shall be recorded on the Register unless the transferor has executed the instrument of transfer as reproduced in the Unit certificate, or such other form that may be approved by the Trustees from time to time, and the transferee has delivered to the Transfer Agent a Unit certificate representing the Units. Subject to the foregoing, transfers shall be recorded on the Register and a new Unit certificate for the Units so transferred shall be issued to the transferee and in case of a transfer of only part of the Units represented by any Unit certificate, a new Unit certificate for the remaining Units shall be issued to the transferor. No transfer of Units shall be effective as against the Trustees or shall be in any way binding upon the Trustees until the transfer has been recorded on the Register. None of the Trustees, officers of the Trust, Unitholders or the Transfer Agent or other agent of the Trust or the Trustees is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the Unitholder or by any intermediate owner or holder of the Units, of any interest in the Units, or any Unit certificate. There must be paid to the Trust, in relation to the registration of any transfer, the amount, if any, determined by the Trustees.

Section 5.16 Successors in Interest to Unitholders.

The personal or other legal representative, or trustee in bankruptcy, of a Unitholder shall be entitled to become or to designate another person to become a registered Unitholder if the person provides to Trustees or the Transfer Agent (a) a declaration of transmission made by the personal or other legal representative or trustee in bankruptcy stating the particulars of the transmission, (b) the Unit certificate and any assurances referred to in section 87 of the Securities Transfer Act that are required by the Trustees, (c) in the case of a death, (i) the original grant of probate or letters of administration or a court certified copy of them, or (ii) the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the Units is claimed to vest, (d) in the case of bankruptcy, a copy of the court order or of the assignment in bankruptcy and a copy of the instrument appointing the trustee in bankruptcy, and (e) in any other case, (i) if the person making the declaration of transmission referred to in paragraph (a) above was appointed by a court, appropriate evidence of appointment or incumbency within the meaning of paragraph (a) of the definition of “appropriate evidence of appointment or incumbency” in section 87(3) of the Securities Transfer Act, and (ii) if that person was not appointed by a court, appropriate evidence of appointment or incumbency within the meaning of paragraph (b) of the definition of “appropriate evidence of appointment or incumbency” in section 87(3) of the Securities Transfer Act. If a personal or other legal representative, or a trustee in bankruptcy, of a Unitholder applies to the Trustees or the Transfer Agent pursuant to the foregoing sentence to become or to designate another person to become a registered Unitholder, provision to the Trustees or the Transfer Agent of the records required pursuant to the foregoing sentence for the application shall, despite anything else in this Declaration of Trust, be sufficient authority to enable the Trustees or the Transfer Agent to register the applicant or the person designated by the applicant, as the case may be, as a registered Unitholder.

Section 5.17 Units Held Jointly or in Fiduciary Capacity.

The Trust may treat two or more persons holding any Unit as joint tenants of the entire interest therein unless the ownership is expressly otherwise recorded on the Register, but no entry shall be made in the Register or on any Unit certificate that any person is in any other manner entitled to any future, limited or contingent interest in any Unit; provided, however, that any person recorded in the Register as a Unitholder may, subject to the provisions herein contained, be described in the Register or on any Unit certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship. If there are joint Unitholders recorded on the Register, in respect of any Unit, any one of the joint Unitholders may vote at any meeting, either personally or by proxy, in respect of the Unit as if that joint Unitholder were solely entitled to it or, if more than one of the joint Unitholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that Unit, then only the vote of the joint Unitholder present whose name stands first on the Register in respect of the Unit will be counted.

Section 5.18 Performance of Trusts.

Except as required by law or statute or this Declaration of Trust, no person will be recognized by the Trust as holding any Unit upon any trust, and the Trust is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Unit or fraction of a Unit or (except as by law or statute or this Declaration of Trust provided or as ordered by a court of competent jurisdiction) any other rights in respect of any Unit except an absolute right to the entirety thereof in the Unitholder.

Section 5.19 Replacement of Worn Out or Defaced Certificate.

If the Trustees are satisfied that a Unit certificate is worn out or defaced, they must, on production to them of the certificate, and on such other terms, if any, as they think fit, order the certificate to be cancelled and issue a replacement Unit certificate for the same number of Units in lieu thereof.

Section 5.20 Lost Certificates.

In the event that any Unit certificate is lost, stolen or destroyed, the Trustees may authorize the issuance of a new Unit certificate for the same number of Units in lieu thereof. The Trustees may in their discretion, before the issuance of such new certificate, require the owner of the lost, stolen or destroyed certificate, or the legal representative of the owner, to make such affidavit or statutory declaration, setting forth such facts as to the loss, theft or destruction as the Trustees deem necessary and may require the applicant to supply to the Trust a “lost certificate” or similar bond in such reasonable amount as the Trustees direct indemnifying the Trustees and the Transfer Agent for so doing. The Trustees shall have the power to acquire from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen or destroyed certificates. The owner of the lost, stolen or destroyed certificate shall pay all premiums and other sums of money payable for such purpose with such contribution, if any, by those insured if an as may be determined by the Trustees. If such blanket lost security bond is acquired, the Trustees may authorize and direct (upon such terms and conditions as they from time to time impose) any registrar, transfer agent, trustee or others to whom the indemnity of such bond extends to take such action to replace such lost, stolen or destroyed certificates without further action or approval by the Trustees.

Section 5.21 Splitting Unit Certificates.

If a Unitholder surrenders a Unit certificate to the Trust with a written request that the Trust issue in the Unitholder’s name two or more Unit certificates, each representing a specified number of

Units and in the aggregate representing the same number of Units as the Unit certificate so surrendered, the Trust must cancel the surrendered certificate and issue replacement Unit certificates in accordance with that request..

Section 5.22 Certificate Fee.

The Trustees may establish a reasonable fee to be charged for the issue of any Unit certificate under Section 5.19, Section 5.20 or Section 5.21.

Section 5.23 Death of Unitholders.

The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or give the personal representatives or the heirs of the estate of the deceased Unitholder a right to an accounting or to take any action in the courts or otherwise against other Unitholders or the Trustees, officers of the Trust or the property of the Trust, but shall only entitle the personal representatives or the heirs of the estate of the deceased Unitholder to the rights set out in Section 6.11 and to demand and receive, pursuant to the provisions of Section 5.16 hereof, a new Unit certificate in place of the certificate held by the deceased Unitholder, and upon the acceptance thereof such personal representatives or the heirs of the estate of the deceased Unitholder shall succeed to all rights of the deceased Unitholder under this Declaration of Trust

Section 5.24 Unclaimed Payments.

In the event that the Trustees hold any amounts to be paid to Unitholders, under ARTICLE IX or otherwise because such amounts are unclaimed or cannot be paid for any reason, neither the Trustees nor any distribution disbursing agent shall be under any obligation to invest or reinvest the same and shall only be obligated to hold the same in a current or other non-interest bearing account with a chartered bank or trust company, pending payment to the person or persons entitled thereto. The Trustees shall, as and when required by law, and may at any time prior to such required time, pay all or part of such amounts so held to a court in the province where the Trust has its principal office or to the Public Trustee (or other similar government official or agency) in the province where the Trust has its principal office whose receipt shall be a good fulfillment and discharge of the obligations of the Trustees.

Section 5.25 Repurchase of Units.

The Trust shall be entitled to purchase or otherwise acquire at any time, in each case for cancellation, the whole or from time to time any part of the outstanding Units, at a price per Unit and on a basis determined by the Trustees in compliance with all applicable securities laws, regulations or policies and the policies of any applicable stock exchange.

Section 5.26 Repurchase of Fin GP Units by Trust

Notwithstanding the generality of Section 5.25, the Trust may purchase or otherwise acquire at any time the outstanding Fin GP Units at a price per Fin GP Unit equal to the subscription price therefor and, upon the completion of such purchase or acquisition, any such Units shall be cancelled and shall no longer be outstanding for any of the purposes of this Declaration of Trust.

Section 5.27 Instalment Receipts.

The Trust shall be entitled to exercise all rights to which it is entitled under instalment receipt agreements in the event of non-payment of the final instalment by a registered holder of an instalment receipt.

Section 5.28 Acquisition Offers.

(a)

For the purposes of this Section 5.28, each Acquisition Offer is accepted if, within four months after the making of the offer, the offer is accepted by Unitholders who, in the aggregate, hold at least 90% of the Units, other than Units already held at the date of the offer by, or by a nominee for, the Acquiring Person or its Affiliate.

(b)

If an Acquisition Offer is accepted within the meaning of Section 5.28(a), the Acquiring Person may, within five months after making the offer, send written notice to any Offeree who did not accept the offer, that the Acquiring Person wants to acquire the Units of that Offeree that were involved in the offer.

(c)

If a notice is sent to an Offeree under Section 5.28(b), the Acquiring Person is entitled and bound to acquire all of the Units of that Offeree that were involved in the offer for the same price and on the same terms contained in the Acquisition Offer unless a court of competent jurisdiction orders otherwise on an application made by that Offeree within two months after the date of the notice.

(d)	On the application of an Offeree under Section 5.28(c), a court of competent jurisdiction may

(i)	set the price and terms of payment, and

(ii)	make consequential orders and give directions the court considers appropriate.

(e)

If a notice has been sent by an Acquiring Person under Section 5.28(b) and the court has not ordered otherwise under Section 5.28(c), the Acquiring Person must, no earlier than two months after the date of the notice, or, if an application to a court of competent jurisdiction by the Offeree to whom the notice was sent is then pending, at any time after that application has been disposed of, send a copy of the notice to the Trust and pay or transfer to the Trust the amount or other consideration representing the price payable by the Acquiring Person for the Units that are referred to in the notice.

(f)	On receiving the copy of the notice and the amount or other consideration referred to in Section 5.28(e), the Trust must register the Acquiring Person as a Unitholder with respect to those Units.

(g)

Any amount received by the Trust under this Section 5.28 must be paid into a separate account at a savings institution and, together with any other consideration so received, must be held by the Trust, or by a trustee approved by a court of competent jurisdiction, in trust for the persons entitled to that sum.

(h)

If the Acquiring Person has not, within one month after becoming entitled to do so, sent the notice referred to in Section 5.28(b), the Acquiring Person must send a written notice to each Offeree referred to in Section 5.28(b) stating that the Offeree, within three months after receiving the notice, may require the Acquiring Person to acquire the Units of that Offeree that were involved in the Acquisition Offer.

(i)

If an Offeree requires the Acquiring Person to acquire the Offeree’s Units in accordance with Section 5.28(h), the Acquiring Person must acquire those Units for the same price and on the same terms contained in the Acquisition Offer.

Section 5.29 Issuance and Consolidation of Units under the 2024 Arrangement.

For greater certainty, it is hereby confirmed that the 2024 Arrangement has become effective on the date hereof and, in particular, (i) the issuance of fractional Units to the former holders of Granite GP Common Shares pursuant to Section 3.1(2) of the 2024 Arrangement, and (ii) immediately thereafter the consolidation of Units pursuant to Section 3.1(4) of the 2024 Arrangement have occurred, pursuant to and as provided for in the 2024 Arrangement, and notwithstanding any other provision of this ARTICLE V, such transactions need not be documented in the Register since the number of Units and holders thereof immediately following completion of the 2024 Arrangement are the same as such number of Units and holders thereof immediately prior to the 2024 Arrangement.

ARTICLE VI

MEETINGS OF UNITHOLDERS

Section 6.01 Annual Meeting.

(a)

There shall be an annual meeting of Unitholders at such time and place in Canada as the Trustees shall prescribe for the purpose of electing Trustees, appointing the auditors of the Trust and transacting such other business as the Trustees may determine or as may properly be brought before the meeting. The annual meeting of Unitholders shall be held after delivery to the Unitholders of the information referred to in Section 16.11(a) and, in any event, within 18 months after the date of the Original Declaration of Trust, and after that at least once in each calendar year and not more than 15 months after the later to occur of the last annual meeting of Unitholders or date of a written resolution in lieu of an annual meeting of Unitholders in accordance with Section 6.01(b). Notwithstanding the foregoing, the Trustees may apply to a court or competent jurisdiction for an order extending the time for calling an annual meeting.

(b)

If all the Unitholders consent, by a resolution passed by being consented to in writing by all of the Unitholders, to all of the business that is required to be transacted at an annual meeting of Unitholders, the annual meeting of Unitholders is deemed to have been held on the date of such Unitholder resolution.

Section 6.02 Other Meetings.

(a)	The Trustees shall have power at any time to call special meetings of the Unitholders at such time and place as the Trustees may determine.

(b)

Unitholders holding in the aggregate not less than 5% of the outstanding Units may requisition the Trustees to call a special meeting of Unitholders for the purposes stated in the requisition. A requisition under this Section 6.02(b):

(i)	must, in 1,000 words or less, state the business to be transacted at the meeting, including any resolution to be submitted to the meeting;

(ii)	must be signed by, and include the names and mailing addresses of, all of the requisitioning Unitholders;

(iii)	may be made in a single record or may consist of several records, in similar form and content, each of which is signed by one or more of the requisitioning Unitholders; and

(iv)	must be delivered to the Trustees at the delivery address of, or mailed by registered mail to the mailing address of, the principal office of the Trust.

(c)

Upon receiving a requisition that complies with Section 6.02(b), the Trustees shall call a meeting of Unitholders to be held not more than four months after the date on which such requisition is received by the Trustees to transact the business stated in such requisition and shall send:

(i)

notice of the date, time and, if applicable, the location of such meeting at least 21 days, but not more than four months, before the meeting to each Unitholder entitled to attend the meeting and to each Trustee; and

(ii)

to the persons entitled to notice of the meeting the text of such requisition, which text shall be sent in, or within the time set for the sending of, the notice of the requisitioned meeting, or in the Trust’s information circular or equivalent, if any, sent in respect of the requisitioned meeting.

(d)

If the requisitioned meeting is an Electronic Meeting, the notice referred to in Section 6.02(c) must also contain instructions for attending and participating in the meeting by telephone or other communications medium, including, if applicable, instructions for voting at the meeting.

(e)	The Trustees need not comply with Section 6.02(c) if:

(i)	a record date for a meeting of Unitholders has been fixed and notice thereof has been given to each stock exchange in Canada on which the Units are listed for trading;

(ii)

the Trustees have called a meeting of Unitholders to be held after the date on which the requisition is received by the Trustees and have sent notice of that meeting in accordance with Section 6.02(g);

(iii)

substantially the same business was submitted to Unitholders to be transacted at a meeting of Unitholders that was held not more than the two years before the receipt of the requisition, and any resolution to transact that business at that earlier meeting did not receive the required support of Unitholders;

(iv)	it clearly appears that the business stated in the requisition does not relate in a significant way to the business or activities of the Trust;

(v)

it clearly appears that the primary purpose for the requisition is securing publicity or enforcing a personal claim or redressing a personal grievance against the Trust or any of its Trustees, officers or security holders;

(vi)	the business stated in the requisition has already been substantially implemented;

(vii)	the business stated in the requisition, if implemented, would cause the Trust to commit an offence; or

(viii)	the requisition deals with matters beyond the Trustees’ power to implement.

(f)

If the Trustees do not, within 21 days after the date on which the requisition is received by the Trust, send notice of a meeting of Unitholders in accordance with Section 6.02(c), the requisitioning Unitholders, or any one or more of them holding, in the aggregate, more than 1/40 of the outstanding Units, may send notice of a general meeting to be held to transact the business stated in the requisition. A meeting of Unitholders called under this Section 6.02(f) by the requisitioning Unitholders must: (i) be called in accordance with Section 6.02(c), (ii) be held within four months after the date on which the requisition is received by the Trustees, and (iii) as nearly as possible, be conducted in the same manner as a meeting of Unitholders called by the Trustees.

(g)

Unless the Unitholders resolve otherwise at the meeting of Unitholders called under Section 6.02(f) by the requisitioning Unitholders, the Trust must reimburse the requisitioning Unitholders for the expenses actually and reasonably incurred by them in requisitioning, calling and holding that meeting.

Section 6.03 Notice of Meeting of Unitholders.

Notice of all meetings of the Unitholders shall be mailed or delivered or otherwise made available, as permitted by applicable law, by the Trustees to each Unitholder entitled to attend the meeting (at their address appearing in the Register), to each Trustee and to the auditors of the Trust not less than 21 days nor more than two months before the meeting. Notice of any meeting of Unitholders shall state the purposes of the meeting. Despite any other provision of this Declaration of Trust, a Unitholder and any other person entitled to notice of a meeting of Unitholders may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice. Without limiting the foregoing sentence, attendance of a person at a meeting of Unitholders is a waiver of entitlement to notice of the meeting, unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. If the meeting is an Electronic Meeting, the notice must also contain instructions for attending and participating in the meeting by telephone or other communications medium, including, if applicable, instructions for voting at the meeting. The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting.

Section 6.04 Unitholder Proposals

Subject to subsections (a) and (b), a registered holder or beneficial owner of Units may (i) submit written notice to the Trust of any matter that the person wishes to have considered at the next annual meeting of Unitholders (a “Proposal”) and (ii) present at the meeting the Proposal, personally or by proxy, provided that they are a Qualified Unitholder (as defined herein) at the time of the Meeting.

(a)

To be eligible to submit a Proposal, a person must be a registered or beneficial owner of one or more Units that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date of signing the Proposal (a “Qualified Unitholder”). A person is not a Qualified Unitholder if, within two years before the signing of such Proposal, the person failed to present, in person or by proxy, at a meeting of Unitholders, a Proposal that, at the person’s request, had been included in a proxy circular relating to a meeting of the Unitholders.

(b)	A Proposal is valid if:

(i)	it includes the signature of the person submitting the Proposal and persons in support of the Proposal;

(ii)

it is signed by Qualified Unitholders who, together with the person that submits the Proposal, at the time of signing, are the registered holders or beneficial owners of Units that, in the aggregate, (i) constitute not less than 1% of the combined total number of outstanding Units, or (ii) have a fair market value in excess of $2,000;

(iii)

the Proposal is accompanied by a declaration from the person submitting the Proposal and each supporter, signed by person submitting the Proposal and each supporter, as the case may be, or, in the case of a person submitting or supporting the Proposal that is a corporation, by a director or senior officer of the signatory,

(A)	providing the name and mailing address of that signatory;

(B)	declaring the number of Units owned by that signatory as a registered or beneficial owner; and

(C)	unless the name of the registered owner has already been provided under subparagraph (i), providing the name of the registered owner of those Units;

(iv)	the Proposal and the declarations are received at the registered office of the Trust at least three months before the anniversary of the previous year’s annual meeting of Unitholders.

(c)	A Proposal may be accompanied by one written statement in support of the Proposal, which together must not exceed 1,000 words excluding the information required by subsection (b).

(d)

The Trust shall send in, or within the time set for the sending of, the notice of the applicable annual meeting, or include in, or attach to, its proxy circular delivered in connection with its annual meeting:

(i)	the text of the Proposal;

(ii)	the names and mailing addresses of the submitter and the supporters; and

(iii)	the written statement, if any, accompanying the Proposal.

(e)

Subject to Section 6.04(f) and Section 6.04(h), the Trust must allow the person submitting the Proposal to present the Proposal, personally or by proxy, at the annual meeting in relation to which the Proposal was made if the submitter of the Proposal is a Qualified Unitholder at the time of that meeting.

(f)

If the Trust receives more than one Proposal in relation to an annual meeting and the Proposals relate to substantially the same matter, the Trust need only comply with Section 6.04(d) and (e) in relation to the first of those Proposals to be received at its registered office and need not comply with Section 6.04(d) and (e) in relation to any other of those Proposals.

(g)

A Proposal may not include nominations for the election of Trustees and a Unitholder shall not have the right to make nominations at the meeting, unless such nomination is made in accordance with the provisions of Section 6.17.

(h)	The Trust shall not be required to comply with Section 6.04(d) and (e) if:

(i)	the Trustees have called an annual meeting to be held after the date on which the Proposal is received by the Trust and have sent notice of that meeting in accordance with Section 6.03;

(ii)	the Proposal is not valid within the meaning of Section 6.04(b) or exceeds the maximum length set out in Section 6.04(c).

(iii)

it clearly appears that (A) the primary purpose of the Proposal is to secure publicity or to enforce a personal claim or redress a personal grievance against the Trust, the Trustees, its officers, the Unitholders or other securityholders of the Trust, or (B) the Proposal does not relate in a significant way to the business or affairs of the Trust;

(iv)

substantially the same Proposal was submitted to Unitholders in a proxy circular relating to a meeting of the Unitholders and held within five years preceding the receipt of the Proposal and the matter covered by the Proposal did not receive the required support at that meeting. For the purposes hereof, the required support for a Proposal is:

(A)	3% of the total number of Units voted, if the Proposal has been introduced at only one annual meeting of Unitholders;

(B)	6% of the total number of Units voted at the last meeting at which the matter was submitted to Unitholders, if the Proposal was introduced at two annual meetings of Unitholders; and

(C)	10% of the total number of Units voted at the last meeting at which the matter was submitted to Unitholders, if the Proposal was introduced at three or more annual meetings of Unitholders; or

(v)	the Proposal has already been substantially implemented;

(vi)	the Proposal, if implemented, would cause the Trust to commit an offence; or

(vii)	the Proposal deals with matters beyond the Trust’s power to implement.

(i)

Neither the Trust nor any person acting on its behalf will incur any liability to Unitholders or any other person by circulating a Proposal or statement or permitting a submitter to present a Proposal at an annual meeting in compliance with this Section 6.04.

(j)

If the Trust does not intend to process a Proposal, it shall, within 21 days of receipt of the Proposal, notify in writing the person submitting the Proposal of its decision to omit the Proposal from the Trust’s proxy circular and of the reasons for the decision, including a specific reference to the provision of Section 6.04(f), (g) and/or (h) that the Trust is relying on in refusing to process the Proposal and the reasons why the Trust believes that that provision applies.

(k)	The submitter of a Proposal to whom a notice was sent under Section 6.04(j) may apply to the court for a review of the Trust’s decision.

(l)

On the application of a person submitting a Proposal for a review of the Trust’s decision under Section 6.04(k), a court may restrain the holding of the meeting to which the Proposal is sought to be presented and make any further order it considers appropriate, including one or more of the following:

(i)	an order that the Trust comply with Section 6.04(d), (e) and (f) in the manner and within the time ordered by the court;

(ii)	if the information referred to in Section 6.04(d) cannot be provided to the Unitholders within a reasonable period of time before the annual meeting, an order that the Trust:

(A)	hold, at its sole expense, a meeting for the purpose of considering the Proposal; and

(B)	comply with Section 6.04(d), (e) and (f) in relation to that meeting on the terms and conditions imposed by the court; and

(iii)	an order that the Trust reimburse the submitter of the Proposal for all reasonable legal expenses, including all reasonable disbursements, incurred in the application.

(m)

The Trust or any person claiming to be aggrieved by a Proposal may apply to a court for an order permitting or requiring the Trust to refrain from processing the Proposal, and the court, if it is satisfied that Section 6.04(f), (g) or (h) applies, may make such order as it considers appropriate.

Section 6.05 Quorum.

The quorum of Unitholders for the transaction of business at a meeting of Unitholders shall exist where two or more Unitholders holding Units carrying not less than 25% of the number of votes attached to all Units entitled to be voted at such meeting are present in person or represented by proxy. If there is only one Unitholder entitled to vote at a meeting of Unitholders, the quorum is one person who is, or who represents by proxy, that Unitholder, and that Unitholder, present in person or by proxy, may constitute the meeting. No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of Unitholders unless a quorum of Unitholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting. If, within one-half hour from the time set for the holding of a meeting of Unitholders, a quorum is not present, in the case of a general meeting requisitioned by Unitholders pursuant to Section 6.02, the meeting is dissolved, and in the case of any other meeting of Unitholders, the meeting stands adjourned to the same day in the next week at the same time and place or to such other day, time and place as is determined by the chair of the meeting.

Section 6.06 Chair.

The following individual is entitled to preside as chair at a meeting of Unitholders: (a) the Chair, if any; or (b) if the Chair is absent or unwilling to act as chair of the meeting, any other Trustee or individual present selected by the Trustees or the president or chief executive officer, if any.

Section 6.07 Voting.

Holders of Units may attend and vote at all meetings of the Unitholders either in person or by proxy. Each Unit shall be entitled to one vote at all meetings of the Unitholders. Any action to be taken by the Unitholders shall, except as otherwise required by this Declaration of Trust or by law, be authorized when approved by the affirmative vote of a majority of the votes cast at a meeting of Unitholders. In case of an equality of votes, the chair of a meeting of Unitholders does not have a second or casting vote in addition to the vote or votes to which the chair of a meeting of Unitholders may be entitled as a Unitholder.

Section 6.08 Matters on which Unitholders Shall Vote.

None of the following shall occur unless the same has been duly approved by the Unitholders at a meeting duly called and held:

(a)	except as provided in Section 2.01(c), Section 2.02(a), Section 2.03, Section 2.04(b), Section 2.07 or Section 2.08(a), the appointment, election or removal of Trustees;

(b)	except as provided in Section 16.09, the appointment or removal of auditors of the Trust;

(c)	any amendment to the Declaration of Trust (except as provided in Section 4.04 or Section 12.01); and

(d)	any matter noted in Section 12.04.

Nothing in this Section 6.08, however, shall prevent the Trustees from submitting to a vote of Unitholders any matter which they deem appropriate, including matters required by law or by the rules or policies of any stock exchange or market on which the Units may be listed or quoted. Except with respect to the matters specified in this Section 6.08 or Section 12.02, no vote of the Unitholders shall in any way bind the Trustees.

Section 6.09 Record Dates.

For the purpose of determining the Unitholders who are entitled to receive notice of and vote at any meeting (other than a meeting requisitioned by Unitholders pursuant to Section 6.02) or any adjournment thereof, or who are entitled to receive any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date not preceding by more than two months, the date of any such meeting of Unitholders or distribution or other action as a record date for the determination of Unitholders entitled to receive notice of and to vote at such meeting or any adjournment thereof or to receive such distribution or to be treated as Unitholders of record for purposes of such other action. For the purpose of determining the Unitholders who are entitled to receive notice of any meeting, any record date fixed by the Trustees may not precede the date of such meeting of Unitholders by fewer than 21 days. For the purpose of determining the Unitholders who are entitled to receive notice of and vote at any meeting requisitioned by Unitholders pursuant to Section 6.02 or any adjournment thereof, the Trustees may from time to time fix a date not preceding by more than four months, the date of any such meeting of Unitholders as a record date for the determination of Unitholders entitled to receive notice of and to vote at such meeting or any adjournment thereof. Any Unitholder who was a Unitholder at the time fixed in accordance with this Section 6.09 shall be entitled to receive notice of and vote at such meeting or any adjournment thereof or to receive such distribution or be treated as a Unitholder of record for purposes of such other action, even though they have since that date disposed of their Units, and no Unitholder becoming such after that date shall be entitled to receive notice of and vote at such meeting or any adjournment thereof or to receive such distribution or to be treated as a Unitholder of record for purposes of such other action. If no record date is set for the purpose of determining the Unitholders who are entitled to receive notice of and vote at any meeting of Unitholders, the record date is 5 p.m. (Vancouver time) on the day immediately preceding the first date on which the applicable notice is sent or, if no such notice is sent, the beginning of the meeting. If no record date is set for the purpose of determining the Unitholders who are entitled to receive any distribution or for the purpose of any other action, the record date is 5 p.m. (Vancouver time) on the date on which the Trustees pass the resolution relating to the matter for which the record date is required.

Section 6.10 Proxies.

Whenever the vote or consent of Unitholders is required or permitted under this Declaration of Trust, such vote or consent may be given either directly by the Unitholder or by a proxy in such form as the Trustees may prescribe from time to time. A proxy need not be a Unitholder. The Trustees may solicit such proxies from the Unitholders or any of them in any matter requiring or permitting the Unitholders’ vote, approval or consent. The Trustees may adopt, amend or repeal such rules relating to the appointment of proxyholders and the solicitation, execution, validity, revocation and deposit of proxies, as they in their discretion from time to time determine.

Section 6.11 Personal Representatives.

If a Unitholder is deceased, their personal representative, upon filing with the secretary of the meeting such proof of their appointment as the secretary considers sufficient, shall be entitled to exercise the same voting rights at any meeting of Unitholders as the Unitholder would have been entitled to exercise if they were living and for the purpose of the meeting shall be considered to be a Unitholder. Subject to the provisions of the will of a deceased Unitholder, if there is more than one personal representative, the provisions of Section 5.17 relating to joint holders shall apply.

Section 6.12 Attendance by Others.

The Trustees, any officer of the Trust, any lawyer for the Trust, representatives of the auditors of the Trust and any other individual invited by the Trustees or the chair of the meeting are entitled to attend and speak at any meeting of Unitholders, but if any of those individuals does attend a meeting of Unitholders, that individual is not to be counted in the quorum and is not entitled to vote at the meeting unless that individual is a Unitholder or proxy holder entitled to vote at the meeting.

Section 6.13 Meeting by Telephone, Electronic or Other Communications Medium.

Any meeting of Unitholders may be held partially or entirely by means of a telephonic, electronic or other communications medium. A Unitholder or proxy holder who is entitled to participate in, including vote at, a meeting of Unitholders may do so by telephone or other communications medium if all Unitholders and proxy holders attending the meeting are able to participate in it, whether by telephone, by other communications medium or in person. If the Trust holds a meeting of Unitholders that is not an Electronic Meeting, the Trust is not obligated to take any action or provide any facility to permit or facilitate the use of any communications medium at the meeting. If the Trust holds a meeting of Unitholders that is an Electronic Meeting, the Trust must permit and facilitate participation in the meeting by telephone or other communications medium. If one or more Unitholders or proxy holders participate in a meeting of Unitholders in a manner contemplated by this Section 6.13, each such Unitholder or proxy holder is deemed, for the purposes of Declaration of Trust, to be present at the meeting, and the meeting is deemed to be held at the location, if any, specified in the notice of the meeting.

Section 6.14 Conduct of Meetings.

To the extent that the rules and procedures for the conduct of a meeting of Unitholders are not prescribed herein or in the Trustees’ Regulations, the rules and procedures shall be such reasonable rules and procedures as are determined by the chair of the meeting and such rules and procedures shall be binding upon all parties participating in the meeting.

Section 6.15 Binding Effect of Resolutions.

Every resolution passed at a meeting in accordance with the provisions of this ARTICLE VI shall be binding upon all Unitholders, whether present at or absent from the meeting.

Section 6.16 Resolution in Lieu of Meeting.

A resolution signed in writing by Unitholders shall be deemed to be a proceeding at a meeting of Unitholders and to be as valid and effective as if it had been passed at a meeting of Unitholders that satisfies all the requirements of this Declaration of Trust relating to meetings of Unitholders if all the Unitholders who are entitled to vote at an annual meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual meeting.

Section 6.17 Nomination of Trustees.

(a)

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Trustees of the Trust. Nominations of persons for election to the board of Trustees may be made at any annual meeting of Unitholders, or at any special meeting of Unitholders, if one of the purposes for which the special meeting was called was the election of Trustees:

(i)	by or at the direction of the board of Trustees, including pursuant to a notice of meeting;

(ii)	by or at the direction or request of one or more Unitholders pursuant to a requisition of the Unitholders made in accordance with Section 6.02; or

(iii)	by any person (a “Nominating Unitholder”) who

(A)

at the close of business on the date of the giving of the notice provided for below in this Section 6.17 and on the record date for notice of such meeting, is entered in the Register as a holder of one or more Units carrying the right to vote at such meeting or who beneficially owns Units that are entitled to be voted at such meeting; and

(B)	who complies with the notice procedures set forth below in this Section 6.17.

(b)

In addition to any other applicable requirements, for a nomination to be made by a Nominating Unitholder, the Nominating Unitholder must have given timely notice thereof to the Trustees in the manner prescribed by this Declaration of Trust. Furthermore, if such notice is made on a day which is not a Business Day or later than 5:00 p.m. (Toronto Time) on a day which is a Business Day, then such notice shall be deemed to have been made on the subsequent day that is a Business Day.

(c)	To be timely, a Nominating Unitholder’s notice to the Trustees must be made:

(i)

in the case of an annual meeting of Unitholders, not less than 30 days prior to the date of the annual meeting of Unitholders; provided, however, that in the event that the annual meeting of Unitholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Unitholder may be made not later than the close of business on the tenth (10th) day following the Notice Date;

(ii)

in the case of a special meeting (which is not also an annual meeting) of Unitholders called for the purpose of electing Trustees (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of Unitholders was made; and

(iii)

notwithstanding the foregoing, in the case of an annual meeting of Unitholders or a special meeting (which is not also an annual meeting) of Unitholders called for the purpose of electing Trustees (whether or not also called for other purposes) where “notice-and-access” (as defined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy-related materials and the Notice Date is not less than 50 days before the date of the meeting, not less than 40 days prior to the date of the meeting.

(d)	To be in proper written form, a Nominating Unitholder’s notice to the Trustees must set forth:

(i)	as to each person whom the Nominating Unitholder proposes to nominate for election as a Trustee:

(A)	the name, age, province or state, and country of residence of the person;

(B)	the principal occupation or employment of the person;

(C)	whether the person is a Resident Canadian;

(D)

the class or series and number of Units of the Trust which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of Unitholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and

(E)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of Trustees pursuant to applicable securities laws; and

(ii)

as to the Nominating Unitholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Unitholder has a right to vote any Units of the Trust and any other information relating to such Nominating Unitholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of Trustees pursuant to applicable securities laws.

(e)

The Trust may require that any proposed nominee furnish such other information as may be required to be contained in a dissident proxy circular or by applicable law or regulation to determine the independence of the proposed nominee or their eligibility to serve as a Trustee of the Trust.

(f)

No person shall be eligible for election as a Trustee of the Trust unless nominated in accordance with the provisions of this Section 6.17; provided, however, that nothing in this Section 6.17 shall be deemed to preclude discussion by a Unitholder (as distinct from the nomination of Trustees) at a meeting of Unitholders of any matter in respect of which it would have been entitled to submit to a vote pursuant to the terms and conditions contained in this Declaration of Trust. The chairperson of the applicable meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(g)

Notwithstanding any provisions in this Section 6.17 to the contrary, in the event that the number of Trustees to be elected at a meeting is increased effective after the time period for which the Nominating Unitholder’s notice would otherwise be due under this section, a notice with respect to nominees for the additional Trustees required by this section shall be considered timely if it shall be given not later than the close of business on the tenth (10th) day following the day on which the first public announcement of such increase was made by the Trust.

(h)

For purposes of this Section 6.17, “public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Trust under its profile on the System for Electronic Data Analysis and Retrieval+ (SEDAR+) at www.sedarplus.ca.

(i)	Notwithstanding the foregoing, the Trustees may, in their sole discretion, waive any requirement in this Section 6.17.

ARTICLE VII

MEETINGS OF THE TRUSTEES

Section 7.01 Meetings of Trustees.

The Trustees may meet together at any place for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the Trustees held at regular intervals may be held at the place, at the time and, subject to Section 7.06, on not less than three days’ (or 24 hours in the event of an emergency) notice, or such other notice, if any, as the Trustees may from time to time determine; provided that a majority of meetings of the Trustees in any calendar year shall take place in Canada. Each committee of Trustees may meet together at any place for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of each committee of Trustees held at regular intervals may be held at the place, at the time and on not less than three days’ (or 24 hours in the event of an emergency) notice, or such other notice, if any, as the members of the committee of Trustees may from time to time determine.

Section 7.02 Trustees May Act Without Meeting.

Notwithstanding Section 7.01, a resolution of the Trustees or of any committee of the Trustees consented to in writing by all of the Trustees entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the Trustees or of the committee of the Trustees duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the Trustees or of any committee of the Trustees passed in accordance with this Section 7.02 is deemed to be a proceeding at a meeting of Trustees or of the committee of the Trustees and to be as valid and effective as if it had been passed at a meeting of the Trustees or of the committee of the Trustees that satisfies all the requirements of this Declaration of Trust relating to meetings of the Trustees or of a committee of the Trustees.

Section 7.03 Chair of Meetings.

The following individual is entitled to preside as chair at a meeting of Trustees: (a) the Chair, if any; or (b) any other Trustee chosen by the Trustees if: (i) the Chair is not present at the meeting within 15 minutes after the time set for holding the meeting; (ii) the Chair is not willing to chair the meeting; or (iii) the Chair has advised the Secretary, if any, or any other Trustee, that they will not be present at the meeting.

Section 7.04 Calling of Meetings.

A Trustee may, and the Secretary or an Assistant Secretary of the Trust, if any, on the request of a Trustee must, call a meeting of the Trustees at any time.

Section 7.05 Notice of Meetings.

Other than for meetings held at regular intervals as determined by the Trustees pursuant to Section 7.01, reasonable notice of each meeting of the Trustees, specifying the place, day and time of that meeting must be given to each of the Trustees by any method set out in Section

16.02 or orally or by telephone. The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the Trustees does not invalidate any proceedings at that meeting.

Section 7.06 When Notice Not Required.

It is not necessary to give notice of a meeting of the Trustees to a Trustee if: (a) the meeting is to be held immediately following a meeting of Unitholders at which that Trustee was elected or appointed, or is the meeting of Unitholders at which that Trustee is appointed; or (b) the Trustee has waived notice of the meeting.

Section 7.07 Waiver of Notice of Meetings.

Any Trustee may waive notice of a meeting of Trustees (or a committee of Trustees) in any manner. Without limiting the generality of the foregoing, any Trustee may send to the Trustees (or to the members of a committee of Trustees, as applicable) a document signed by them waiving notice of any past, present or future meeting or meetings of the Trustees (or such committee of Trustees) and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the Trustees (or such committee of Trustees) need be given to such Trustee and all meetings of the Trustees (or such committee of Trustees) so held are deemed not to be improperly called or constituted by reason of notice not having been given to such Trustee. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 7.08 Quorum.

The quorum necessary for the transaction of the business of the Trustees is a majority of the Trustees then in office; provided that a majority of the Trustees comprising such quorum must be Resident Canadians; and provided further that if the number of Trustees is set at one, the quorum is deemed to be set at one Trustee, and that Trustee may constitute a meeting. The quorum necessary for the transaction of the business of any committee of the Trustees is a majority of the Trustees on such committee.

Section 7.09 Voting at Meetings.

Questions arising at any meeting of Trustees or any committee thereof are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Section 7.10 Meetings by Telephone, Electronic or Other Communications Medium.

A Trustee may participate in a meeting of the Trustees or of any committee of the Trustees in person or by telephone or other communication medium if all Trustees attending the meeting are able to participate in it, whether in person or by telephone or other communications medium. A Trustee who participates in a meeting in a manner contemplated by this Section 7.10 is deemed for all purposes of the Declaration of Trust to be present at the meeting and to have agreed to participate in that manner.

Section 7.11 Committee Meetings.

Each committee of Trustees appointed by the Trustees may adopt its own rules or procedures for the calling, conduct, adjournment and regulation of the meetings of such committees as it sees fit and may amend or repeal such rules or procedures from time to time; provided, however, that any such rules or procedures shall not be inconsistent with this Declaration of Trust.

Section 7.12 Audit Committee.

The Trustees shall appoint an audit committee (the “Audit Committee”) to consist of not less than three Trustees, all of whom shall be independent (as that term is used in National Instrument 52-110 – Audit Committees). The Audit Committee shall review the financial statements of the Trust and/or such other financial statements as the Trust may be permitted to prepare and file under and in satisfaction of the requirements of applicable securities laws, and report thereon to the Trustees. If so requested by a member of the Audit Committee, the auditors of the Trust shall attend any meeting of the Audit Committee held during the term of office of the auditors.

Section 7.13 Additional Committees.

The Trustees may create such additional committees as they, in their discretion, determine to be necessary or desirable for the purposes of properly governing the activities of the Trust, and may delegate to any such additional committee any powers or authority they see fit.

ARTICLE VIII

DELEGATION OF POWERS

Section 8.01 General.

The Trustees may appoint from among their number a committee of Trustees and may delegate to such committee any of the powers of the Trustees. The Trustees shall have the power to appoint, employ or contract with any person for any matter relating to the Trust or its assets or activities. For greater certainty, the Trustees may delegate to any person (including any one or more officers of the Trust) the power to execute any document or enter into any agreement on behalf of the Trust or exercise any discretion or make any amendment in relation thereto without regard to whether such authority is normally granted or delegated by trustees. The Trustees may grant or delegate such authority to an advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees. The Trustees shall have the power to determine the term and compensation of an advisor or any other persons whom they may employ or with whom they may contract. The Trustees shall have the power to grant powers of attorney as required in connection with any financing or security relating thereto or any other transaction or matter.

ARTICLE IX

DISTRIBUTIONS

Section 9.01 Distributions.

(a)

The Trust may distribute to Unitholders on each Distribution Date such amounts as shall be determined by the Trustees in their discretion for the applicable Distribution Period. Notwithstanding the foregoing, the total amount due and payable pursuant to this Section 9.01 on or before December 31 of any calendar year shall not be less than the amount necessary to ensure that the Trust will not be liable to pay income tax under Part I of the Tax Act for such year. The amount, if any, which is required to be distributed to comply with the preceding sentence shall be due and payable, on the earlier of the last Distribution Date in respect of each year and December 31 of such year, to persons who are Unitholders of record on that date, such amount to be payable in cash unless the Trustees determine in their absolute discretion to pay such amount in Units, in which case such amount shall be payable in Units, in accordance with Section 9.01(d).

(b)	At any time the Trustees may declare an extraordinary distribution of cash, Units or property of the Trust in specie (an “Extraordinary Distribution”).

(c)

Any distribution, including any Extraordinary Distribution, shall be made proportionately to persons who are Unitholders as at the close of business on the record date for such distribution, which shall be the last Business Day of the calendar month immediately preceding the month in which the Distribution Date falls, or such other time and date, if any, as is fixed by the Trustees in accordance with Section 6.09.

(d)

Distributions under Section 9.01(a) shall be paid in cash or in Units (in the absolute discretion of the Trustees) as provided in Section 9.01(a), and may be reinvested in or paid in Units pursuant to any distribution reinvestment plan or distribution reinvestment and Unit purchase plan adopted by the Trustees pursuant to Section 9.06. Extraordinary Distributions may be paid in cash, Units or property of the Trust in specie, as determined by the Trustees. Any distribution, including an Extraordinary Distribution, of Units shall be subject to the restrictions in Section 5.06. Where the Trustees determine that the Trust does not have available cash in an amount sufficient to pay the full amount of any distribution which is payable hereunder on the due date for such payment, or where the Trustees otherwise determine in their absolute discretion that all or a portion of such distribution should not be paid in cash, the payment may, at the option of the Trustees, include the issuance of additional Units, or fractions of Units, if necessary, having a fair market value as determined by the Trustees equal to the difference between the amount of such distribution and the amount of cash which either has been determined by the Trustees in their absolute discretion to be available, or which the Trustees have otherwise determined shall be distributed in their absolute discretion as the case may be, for the payment of such distribution. Immediately after a distribution made in Units in accordance with the foregoing, the number of outstanding Units will be consolidated so that each Unitholder will hold after the consolidation the same number of Units as the Unitholder held before the Unit distribution. Each Unit certificate representing a number of Units prior to such a Unit distribution is deemed to represent the same number of Units after the Unit distribution and the consolidation. Such additional Units will be issued pursuant to applicable exemptions under applicable securities laws, discretionary exemptions granted by applicable securities regulatory authorities or a prospectus or similar filing.

(e)

The Trustees, if they so determine when income has been accrued but not collected may, on a temporary basis, transfer sufficient monies from the capital to the income account of the Trust to permit distributions of income which are payable to be effected.

(f)

For greater certainty, it is hereby expressly declared that a Unitholder shall have the legal right to enforce payment of any amount which is determined by the Trustees to be payable, or is otherwise required or deemed to be payable, to a Unitholder in accordance with this Declaration of Trust.

Section 9.02 Allocation.

Income and net taxable capital gains for purposes of the Tax Act shall be allocated to Unitholders on the record date for any distribution in the same proportions as distributions received by Unitholders, subject to the discretion of the Trustees to adopt an allocation method which the Trustees consider to be more reasonable in the circumstances.

For U.S. federal income tax purposes, items of income, gain, loss, credits and deductions shall be allocated to Unitholders in the same proportions as distributions received by Unitholders.

Section 9.03 Payment of Cash Distributions.

Cash distributions shall be paid by electronic funds transfer or by cheque payable to or to the order of the Unitholder or by such other manner of payment approved by the Trustees from time to time. The payment, if made by cheque, shall be conclusively deemed to have been made upon hand-delivery of a cheque to the Unitholder or to their agent duly authorized in writing or upon the mailing of a cheque by prepaid first-class mail addressed to the Unitholder at their address as it appears on the Register unless the cheque is not paid on presentation. The Trustees may issue a replacement cheque if they are satisfied that the original cheque has not been received or has been lost or destroyed upon being furnished with such evidence of loss, indemnity or other document in connection therewith that they may in their discretion consider necessary.

Section 9.04 Withholding Taxes.

(a)	The Trust may deduct and withhold from each distribution payable to any Unitholder all amounts which the Trust is required or permitted by law to deduct or withhold therefrom.

(b)

In the case of any distribution of property of the Trust (or distribution in the form of an issuance of additional Units) (an “in specie distribution”), except as otherwise determined by the Trustees in their sole discretion, the provisions of this Section 9.04(b) shall apply.

(i)	The Transfer Agent may require declarations as to the jurisdictions in which beneficial owners of Units are resident.

(ii)

Each Unitholder that does not appear on the Register as having a Canadian address shall be regarded for purposes hereof as a Non-Resident Beneficiary unless such Unitholder provides the Trust with satisfactory evidence that such Unitholder is not a Non-Resident Beneficiary prior to the record date for the in specie distribution (the “Record Date”).

(iii)

Prior to the Record Date, the Trust shall make a public announcement of the amount of tax required to be withheld from the portion of the distribution that is payable to Non-Residents. Each Unitholder regarded as a Non-Resident Beneficiary shall remit to the Trust an amount in Canadian currency equal to the amount of tax (the “Withholding Tax”) required to be withheld from the portion of the in specie distribution otherwise payable to such Unitholder, including without limitation any tax required to be so withheld pursuant to Part XIII or Part XIII.2 of the Tax Act, or any other provision of any applicable tax law.

(iv)

The Trust shall have the right to recover from each Unitholder regarded as a Non-Resident Beneficiary who does not comply with Section 9.04(b)(iii) the full amount of Withholding Tax attributable to the in specie distribution to such Unitholder. Without limiting the generality of the foregoing, the Transfer Agent may, upon receiving a direction and suitable indemnity from the Trustees, send a notice to such Unitholder requiring such Unitholder to, within a specified period of not less than 15 days, sell such Unitholder’s Units or a portion thereof and to remit sufficient proceeds of such sale to the Trust to enable the Trust to satisfy the Withholding Tax arising as a consequence of such in specie distribution. If the Unitholder receiving such notice has not sold the specified number of Units or provided the Trustees with satisfactory evidence that such Unitholder is not a Non-Resident Beneficiary within such period, the Transfer Agent, upon receiving a direction from the Trustees, may on behalf of such Unitholder, sell to a third party such a number of the Units owned by such Unitholder as gives rise to net proceeds that are no less than the amount of Withholding Tax arising as a consequence of such in specie distribution.

(c)

If (i) any of the Trust’s Subsidiaries or entities in which the Trust has invested is required under U.S. federal income tax law to deduct and withhold and remit any amount to any governmental agency or body from any payment made by such Subsidiary or entity to the Trust because of a particular Unitholder’s status or for any other reason which is specifically attributable to a particular Unitholder (including, without limitation, the failure of a particular Unitholder to provide any required Form W-8BEN) (the particular Unitholder is referred to herein as the “relevant Unitholder”) and (ii) under applicable U.S. federal income tax law, such amount is so required to be deducted and withheld and remitted on account of a U.S. federal income tax liability of the relevant Unitholder relating to the payment, then the Trust shall have the right to recover from each relevant Unitholder the full amount of such U.S. tax in such manner as is deemed appropriate by the Trust, including without limitation reducing distributions which would otherwise be made to such Unitholder until the Trust has recovered, or sell Units of such Unitholder so as to recover, the amount so deducted, withheld and paid.

(d)

Any Unitholder that is not a U.S. Unitholder or that is or becomes a “10 percent shareholder” of the Trust’s Subsidiaries or entities in which the Trust has invested, within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code, and any Unitholder that is a bank or a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code, shall forthwith give notice thereof to the Trust in accordance with Section 16.02. Each such Unitholder, by acceptance of Units, agrees that it shall indemnify and hold harmless the Trust and its Subsidiaries or entities in which the Trust has invested for any amount of U.S. federal tax required to be withheld as provided in Section 9.04. If any such Unitholder is liable to make a payment to the Trust in respect of such indemnity, the Trust shall have the right to recover from such Unitholder the full amount for which such Unitholder is so liable in such manner as is deemed appropriate by the Trust, including without limitation setting off such Unitholder’s right to receive any subsequent distribution from the Trust against such Unitholder’s obligation to so indemnify the Trust or any of its Subsidiaries or entities in which the Trust has invested for such U.S. tax.

Section 9.05 Designations.

The Trustees shall make such designations for income tax purposes in respect of amounts paid or payable to Unitholders for such amounts that the Trustees consider to be reasonable, including designations relating to taxable dividends received by the Trust in the year on shares of taxable Canadian corporations, net taxable capital gains of the Trust in the year and foreign source income of the Trust for the year.

Section 9.06 Distribution Reinvestment and Unit or Unit Purchase Plan.

The Trustees may in their sole discretion establish a distribution reinvestment plan or a distribution reinvestment and Unit purchase plan at any time.

ARTICLE X

REDEMPTION OF TRUST UNITS

Section 10.01 Right of Redemption.

Each Unitholder shall be entitled to require the Trust to redeem (the “Redemption Right”) at any time or from time to time at the demand of the Unitholder all or any part of the Units registered in the name of the Unitholder at the prices determined and payable in accordance with the following conditions hereinafter provided.

Section 10.02 Exercise of Redemption Right.

(a)	To exercise a Unitholder’s right to require redemption under Section 10.01, the Unitholder shall send a duly completed and properly executed notice (a

“Redemption Notice”) requiring the Trust to redeem that number of the Unitholder’s Units specified in the Redemption Notice, in a form approved by the Trustees, to the Trust at the head office of the Trust or at any principal office of the Transfer Agent. No form or manner of completion or execution shall be sufficient unless the same is in all respects satisfactory to the Trustees and is accompanied by any further evidence that the Trustees may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

(b)

On the Trust’s receipt of the Redemption Notice, the Unitholder shall thereafter cease to have any rights with respect to the Units tendered for redemption (other than to receive the redemption payment therefor) including the right to receive any distributions thereon which are declared payable to the Unitholders of record on a date which is subsequent to the day of receipt by the Trust of the Redemption Notice. Units shall be deemed to be tendered for redemption on the date (the “Redemption Date”) that the Trust has, to the satisfaction of the Trustees, received the Redemption Notice and other required documents or evidence as aforesaid.

Section 10.03 Cash Redemption.

(a)

A Unitholder shall, upon the Trust’s receipt of a valid Redemption Notice, be entitled to be paid, in respect of each Unit so tendered for redemption, an amount per Unit (the “Redemption Price”) equal to the lesser of:

(A)

95% of the “market price” of a Unit on the Toronto Stock Exchange (or, if the Units do not trade on the Toronto Stock Exchange, on such other principal market on which the Units are listed or quoted for trading) during the 10-trading day period commencing immediately after the Redemption Date; and

(B)

the “closing market price” of a Unit on the Toronto Stock Exchange (or, if the Units do not trade on the Toronto Stock Exchange, on such other principal market on which the Units are listed or quoted for trading), on the Redemption Date.

(b)	For the purposes of paragraph (a),

(i)

the “market price” of a Unit will be an amount equal to the volume weighted average of the trading prices of the Units for each of the trading days on which there was a trade of Units during the specified 10-trading day period; provided that if there was trading on the applicable exchange or market for fewer than five of the 10 trading days, the “market price” shall be the simple average of the following prices established for each of the 10 trading days: for each day on which there was no trading, the average of the last bid and ask prices; and for each day that there was trading, the volume weighted average trading price of the Units; and

(ii)

the “closing market price” of a Unit for a particular date shall be an amount equal to: (A) the closing price of the Units if there was a trade on that date and the exchange or market provides a closing price; (B) the average of the highest and lowest prices of Units if there was trading and the exchange or other market provides only the highest and lowest trading prices of Units traded on that date; and (C) the average of the last bid and last ask prices of the Units if there was no trading on that date.

(c)

Subject to Section 10.04 and Section 10.05, the Redemption Price payable in respect of the Units tendered for redemption during any month shall be paid by electronic funds transfer to an account provided by the Unitholder or by cheque, drawn on a Canadian chartered bank or a trust company in lawful money of Canada, to or to the order of the Unitholder who exercised the Redemption Right on or before the last day of the calendar month following the month in which the Units were tendered for redemption. Payments made by the Trust of the Redemption Price are conclusively deemed to have been made upon the making of such an electronic funds transfer or mailing of a cheque in a postage prepaid envelope addressed to the former Unitholder unless such cheque is dishonoured upon presentment. Upon such payment, the Trust shall be discharged from all liability to the former Unitholder in respect of the Units so redeemed.

Section 10.04 No Cash Redemption in Certain Circumstances.

Section 10.03 shall not be applicable to Units tendered for redemption by a Unitholder, if:

(a)

the total amount payable by the Trust in respect of such Units and all other Units tendered for redemption in the same calendar month exceeds $100,000; provided that the Trustees may, in their sole discretion, waive such limitation in respect of all Units tendered for redemption in any calendar month;

(b)

at the time the Units are tendered for redemption, the outstanding Units are not listed for trading or quoted on any stock exchange or market which, in the sole discretion of the Trustees, provides representative fair market value prices for the Units, as the case may be; or

(c)

the normal trading of the outstanding Units is suspended or halted on any stock exchange on which the Units are listed for trading or, if not so listed, on any market on which the Units are quoted for trading, on the Redemption Date for such Units or for more than five trading days during the 10-trading day period commencing immediately after the Redemption Date for such Units.

Section 10.05 In Specie Redemption.

(a)

If, pursuant to Section 10.04, Section 10.03 is not applicable to Units tendered for redemption by a Unitholder, the Redemption Price per Unit to which the Unitholder is entitled shall, subject to any applicable regulatory approvals, be paid and satisfied by way of a distribution in specie to such Unitholder consisting of notes of Granite LP, or of another Subsidiary of Granite LP having a net asset value greater than $50 million, having a maturity date of 10 years from their date of issue, a principal amount equal to the applicable Redemption Price and an interest rate which, as determined by the Trustees, will result in such notes having a fair market value equal to their principal amount (in this Section 10.05, such notes are referred to as the “Redemption Assets”).

(b)

The Redemption Price payable pursuant to this Section 10.05 in respect of Units tendered for redemption during any month shall be paid by the transfer, to or to the order of the Unitholder who exercised the Redemption Right, on or before the last Business Day (the “Transfer Date”) of the calendar month following the month in which the Units were tendered for redemption, of the Redemption Assets. The Trust shall be entitled to all interest or other income, as applicable, paid on the Redemption Assets up to and including the Transfer Date. Payments by the Trust of the Redemption Price per Unit are conclusively deemed to have been made upon the mailing of the in specie distribution of Redemption Assets by registered mail, postage prepaid, addressed to the former Unitholder and/or any party having a security interest. Upon such payment, the Trust shall be discharged from all liability to the former Unitholder and any party having a security interest in respect of the Units so redeemed. For purposes of this Section 10.05, no principal amount of Redemption Assets that is not an integral multiple of $10 will be distributed and, where Redemption Assets to be received by a former Unitholder include a principal amount that is not an integral multiple of $10, the principal amount of such Redemption Assets shall be rounded to the nearest integral multiple of $10 (with $5 being rounded up).

(c)

Where the Trust makes a payment in specie of Redemption Assets to a Unitholder on a redemption of Units pursuant to this Section 10.05 in a particular year, the Trustees shall treat (i) the amount of any capital gain realized by the Trust as a result of the distribution of such Redemption Assets as an amount to be allocated to the redeeming Unitholder in that year out of the Net Realized Capital Gains of the Trust, and (ii) the amount of accrued income on or in respect of such property (other than capital gains described in (i)), as an amount to be allocated to the redeeming Unitholder in that year out of the net income of the Trust, except, with respect to both (i) and (ii), to the extent the Trustees determine otherwise in their sole discretion on or before December 31 of that year.

Section 10.06 Cancellation of Redeemed Units.

All Units which are redeemed pursuant to this ARTICLE X shall be cancelled immediately and shall no longer be outstanding.

ARTICLE XI

FEES AND EXPENSES

Section 11.01 Expenses.

The Trust shall pay all expenses incurred (and may reimburse others who incur such expenses) in connection with the administration and management of the Trust and its investments and the conduct of the activities and operations of the Trust, including fees of auditors, lawyers, appraisers, registrars and transfer agents and other agents, stock exchanges, consultants and professional advisors employed by or on behalf of the Trust and the cost of reporting or giving notices to Unitholders.

Section 11.02 Payment of Real Property and Brokerage Commissions.

The Trust may pay real property and brokerage commissions in respect of the acquisition and disposition of any investment acquired or disposed of by it. Such commissions may be paid to a property manager, advisor or to others.

Section 11.03 Property Management, Leasing and Financing Fees.

The Trust may pay property management fees, leasing fees and financing fees in respect of any real property owned by it. Such fees may be paid to a property manager, advisor or to others.

ARTICLE XII

AMENDMENTS TO THE DECLARATION OF TRUST

Section 12.01 Amendments by the Trustees.

The Trustees may make the following amendments to this Declaration of Trust in their sole discretion and without the approval of Unitholders:

(a)

amendments for the purpose of ensuring continuing compliance with applicable laws, regulations, requirements or policies of any governmental authority having jurisdiction over the Trustees or over the Trust or the distribution of Units;

(b)	amendments which, in the opinion of the Trustees, provide additional protection for Unitholders;

(c)	amendments which, in the opinion of the Trustees, are necessary or desirable to remove conflicts or inconsistencies in this Declaration of Trust;

(d)

amendments of a minor or clerical nature or to correct typographical mistakes, ambiguities or manifest omissions or errors which amendments in the opinion of the Trustees are necessary or desirable and not prejudicial to the Unitholders;

(e)

such amendments to the Declaration of Trust as the Trustees in their discretion deem necessary or desirable (i) as a result of changes in the taxation laws from time to time which may affect the Trust, the Unitholders or Annuitants, or to qualify for a particular status under taxation laws including to qualify as a “mutual fund trust” or a “real estate investment trust” for purposes of the Tax Act or to otherwise prevent the Trust or any of its subsidiaries from becoming subject to SIFT Tax or under Part XII.2 of the Tax Act, or (ii) as a result of changes in accounting standards (including International Financial Reporting Standards issued by the International Accounting Standards Board and as adopted by the Chartered Professional Accountants of Canada) from time to time which may affect the Trust, the Unitholders or Annuitants;

(f)

amendments which in the opinion of the Trustees are not prejudicial to Unitholders and are necessary or desirable (which, for greater certainty, exclude amendments in respect of which a Unitholder vote is specifically otherwise required); and

(g)	amendments which in the opinion of the Trustees are necessary or desirable to enable the Trust to issue Units for which the purchase price is payable on an instalment basis.

Section 12.02 Amendments by Unitholders.

Subject to Section 12.04, this Declaration of Trust may be amended by the vote of a majority of the votes cast at a meeting of Unitholders called for that purpose.

Section 12.03 Ratifying Amendments to Declaration of Trust.

(a)

The Trustees shall submit any amendment to the Declaration of Trust that has been made pursuant to Section 12.01(f) or Section 12.01(g) to the Unitholders at the next meeting of Unitholders, and the Unitholders entitled to vote on the amendment may, by a majority of the votes cast at such meeting of Unitholders, confirm, reject or amend the amendment to the Declaration of Trust.

(b)

An amendment to this Declaration of Trust made pursuant to Section 12.01(f) or Section 12.01(g) is effective from the date the amended Declaration of Trust is signed which reflects the amendment approved by the Trustees until it is confirmed, confirmed as amended or rejected by the Unitholders under subsection (a) or until it ceases to be effective under subsection (c) and, where the amendment is confirmed or confirmed as amended, it continues in effect in the form in which it was so confirmed.

(c)

If an amendment to this Declaration of Trust made pursuant to Section 12.01(f) or Section 12.01(g) is rejected by the Unitholders, or if the Trustees do not submit such an amendment to the Unitholders, in either case as required under subsection (a), the amendment ceases to be effective immediately after the meeting of Unitholders referred to in subsection (a) and no subsequent resolution of the Trustees to amend the Declaration of Trust having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the Unitholders. The Trustees shall sign an amended and restated Declaration of Trust which removes the rejected or unapproved amendment.

Section 12.04 Two-Thirds Unitholder Vote.

None of the following shall occur unless the same has been duly approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of Unitholders duly called and held:

(a)	any amendment to this Section 12.04;

(b)

any amendment to change a right with respect to any outstanding Units to reduce the amount payable thereon upon termination of the Trust or to diminish or eliminate any voting rights pertaining thereto;

(c)	any amendment to the duration or termination provisions of the Trust;

(d)	any amendment relating to the powers, duties, obligations, liabilities or indemnification of the Trustees;

(e)	the termination of the Trust;

(f)

any sale or transfer of the assets of the Trust as an entirety or substantially as an entirety (other than as part of an internal reorganization of the assets of the Trust as approved by the Trustees); or

(g)	except as provided in Section 4.04, any amendment to Section 4.01, Section 4.02(a), Section 4.02(c), Section 4.02(d), Section 4.02(f) or Section 4.02(g).

Section 12.05 No Termination.

No amendment to or amendment and restatement of this Declaration of Trust, whether pursuant to this ARTICLE XII or otherwise, shall be construed as a termination of the Trust and the settlement or establishment of a new trust.

ARTICLE XIII

TERMINATION OF THE TRUST

Section 13.01 Duration of the Trust.

Unless the Trust is sooner terminated as otherwise provided herein, including pursuant to Section 12.04(e), the Trust shall continue in full force and effect so long as any property of the Trust is held by the Trustees, and the Trustees shall have all the powers and discretions, expressed and implied, conferred upon them by law or by this Declaration of Trust.

Section 13.02 Effect of Termination.

Upon the termination of the Trust, the liabilities of the Trust shall be discharged or provided for with due speed and the net assets of the Trust shall be liquidated and the proceeds distributed proportionately to the Unitholders, unless some other procedure is provided for by resolution of Unitholders approved pursuant to Section 12.04(e). Such distribution may be made in cash or in kind or partly in each, all as the Trustees in their sole discretion may determine.

ARTICLE XIV

LIABILITIES OF TRUSTEES, OFFICERS, UNITHOLDERS AND OTHERS

Section 14.01 Indemnification of the Trustees.

The Trustees shall at all times be indemnified and saved harmless out of the property of the Trust from and against Losses which a Trustee may suffer, sustain, incur or be required to pay as a result of, or in connection with any Claim for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as Trustees and also from and against all other Losses which they sustain or incur in or about or in relation to the activities and operations of the Trust, unless:

(a)	at the time that the indemnity or payment is made, the Trust was prohibited from giving the indemnity or paying the expenses by the-then governing declaration of trust;

(b)

in relation to the subject matter of any proceeding or investigation for which indemnification is sought, the Trustee did not act honestly and in good faith with a view to the best interests of the Trust and the Unitholders;

(c)

in the case of any criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee did not have reasonable grounds for believing that the Trustee’s conduct in respect of which the proceeding was brought was lawful.

The Trust shall, at the request of a Trustee, advance funds to the Trustee to cover the Losses from and against which the Trustee is indemnified hereunder (the “Advanced Funds”), provided the Trustee shall repay the Advanced Funds on demand if it shall be subsequently and finally determined that the Trustee was not entitled to indemnification hereunder, including because the Trustee did not meet the conditions of Section 14.01(a), (b) or (c). For greater certainty, a Claim subject to indemnification hereunder shall include any taxes, including any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof, to which the Indemnified Party may be subject or which the Trustee may suffer or incur as a result of, in respect of, arising out of or referable to any indemnification of the Trustee by the Trust pursuant to this Section 14.01, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, if such payment is deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy. The Trustees may purchase out of the property of the Trust and maintain insurance for the benefit of the Trustees against any liability that may be incurred by reason of the Trustee being a trustee of the Trust.

Section 14.02 Limitations on Liability of Trustees.

(a)

None of the Trustees or any agent of the Trust shall be liable to the Trust or any Unitholder or former Unitholder (in each case whether registered or beneficial) for: (a) any action taken in good faith in reliance on any documents that are, prima facie, properly executed; (b) any depreciation of, or loss to, the Trust incurred by reason of the sale of any security; (c) the loss or disposition of monies or securities; or (d) any other action or failure to act, including the failure to compel in any way any former or acting Trustee to redress any breach of trust or any failure by any person to perform obligations or pay monies owed to the Trust; except for a breach of the duties and standard of care, diligence and skill set out in Section 3.06.

(b)

If the Trustees have retained an appropriate expert or advisor with respect to any matter connected with their duties under this Declaration of Trust, the Trustees may in good faith act or refuse to act based on the advice of such expert or advisor and, notwithstanding any provision of this Declaration of Trust, including the duties and standard of care, diligence and skill set out in Section 3.06, the Trustees will not be liable for any action or refusal to act in good faith based on the advice of any such expert or advisor which it is reasonable to conclude is within the expertise of such expert or advisor to give.

(c)

Subject to Section 3.06, none of the Trustees or agents of the Trust shall be subject to any liability in their personal capacities for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to the Trust or in respect of the activities of the Trust. Other than the property and assets of the Trust, no property or assets of the Trustees, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations of the Trust under this Declaration of Trust or under any other agreements or otherwise and no recourse with respect to such obligations may be had or taken, directly or indirectly, against the Trustees in any capacity other than their capacity as trustees of the Trust or against any successor, heir, executor, administrator or legal representative of the Trustees. The Trust shall be solely liable therefor and resort shall be had solely to the property and assets of the Trust for payment or performance thereof.

Section 14.03 Application of Foregoing Provisions to Others.

The provisions of Section 14.01 and Section 14.02 shall apply mutatis mutandis to an individual who: (a) is or was an officer of the Trust; (b) was a Trustee; (c) is or was, or holds or held a position equivalent to that of, a director or officer of Granite GP or of a person at a time when that person is or was an Affiliate of the Trust or of Granite GP; (d) at the request of the Trust or Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a person; and (e) the heirs and personal or other legal representatives of any of the foregoing individuals or an individual who is a Trustee. The Trust shall also indemnify any such persons in such other circumstances as this Declaration of Trust or law permits or requires.

Section 14.04 Liability of Unitholders and Others.

(a)

No Unitholder or Annuitant, each in its capacity as such, shall incur or be subject to any liability, direct or indirect, absolute or contingent, in contract or in tort or of any other kind, to any person in connection with: (i) the property and assets of the Trust or the ownership, use, operation, acquisition or disposition thereof or exercise or enjoyment of the rights, privileges, conditions or benefits attached thereto, associated therewith or derived therefrom; (ii) the obligations, liabilities, activities or activities of the Trust; (iii) any actual or alleged act or omission of the Trustees or any other person in respect of the activities or activities of the Trust (whether or not authorized by or pursuant to this Declaration of Trust); (iv) any actual or alleged act or omission of the Trustees or any other person in the performance or exercise, or purported or attempted performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustees or such other person in respect of the activities or activities of the Trust (whether or not authorized by or pursuant to this Declaration of Trust); (v) any transaction entered into by the Trustees or by any other person in respect of the activities or activities of the Trust (whether or not authorized by or pursuant to this Declaration of Trust); or (vi) subject to Section 9.04, any taxes, levies, imposts or charges or fines, penalties or interest in respect thereof payable by the Trust or by the Trustees or by any other person (except the Unitholder or Annuitant to the extent required by applicable tax laws) on behalf of or in connection with the activities or activities of the Trust (collectively, “Trust Liabilities”).

(b)	No Unitholder or Annuitant, each in its capacity as such, shall be liable to indemnify the Trustees or any other person with respect to any Trust Liabilities.

(c)

To the extent that, notwithstanding the provisions of this Section 14.05, any Unitholder or Annuitant, each in its capacity as such, may be determined by a judgment of a court of competent jurisdiction to be subject to or liable in respect of any Trust Liabilities, such Unitholder or Annuitant is entitled to be reimbursed out of the assets and property of the Trust for any payment of Trust Liabilities made by such Unitholder or Annuitant.

Section 14.05 Contractual Obligations of the Trust.

The Trustees and the officers and agents of the Trust shall make reasonable efforts where practicable to cause to be inserted in any written agreement, undertaking or obligation made, executed or entered into by or on behalf of the Trust an appropriate statement of the limitations of liability as set forth in Section 14.02, Section 14.04 and Section 14.05, but the omission of such statement, or a statement described in Section 4.02(b), from any such instrument will not render any Trustee, any Unitholder, or any officer or agent of the Trust liable to any person, nor will any Trustee or any Unitholder or any officer or agent of the Trust be liable to any person for such omission. If, notwithstanding this provision, any Trustee, Unitholder or any officer or agent of the Trust is held liable to any other person by reason of the omission of such statement from any such agreement, undertaking or obligation, such Trustee, Unitholder or officer or agent will be entitled to indemnity out of the property and assets of the Trust to the full extent of such liability and the costs of any litigation or other proceedings in which such liability has been determined, including the fees and disbursements of counsel.

ARTICLE XV

UNITHOLDER REMEDIES

Section 15.01 Dissent and Appraisal Rights.

(a)

The provisions of this Section 15.01 apply to any right of dissent exercisable by a Unitholder except to the extent that (A) the court orders otherwise, or (B) in the case of a right of dissent authorized by a resolution referred to in Section 15.01(b)(iv), the court orders otherwise or the resolution provides otherwise.

(b)	A Unitholder entitled to vote at a meeting of Unitholders of the Trust who complies with this Section 15.01 may dissent:

(i)	if the Trust resolves to amend this Declaration of Trust to add, change or remove any restriction on the business that the Trust may carry on;

(ii)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(iii)	if the Trust resolves to sell, lease, transfer or exchange all or substantially all the property and assets of the Trust;

(iv)	in respect of any other resolution, if dissent is authorized by the resolution;

(v)	in respect of any court order that permits dissent.

(c)	A Unitholder wishing to dissent must

(i)	prepare a separate notice of dissent in accordance with Section 15.01(n), (o), (p), (q), or (r) for

(A)	the Unitholder, if the Unitholder is dissenting on the Unitholder’s own behalf, and

(B)	each other person who beneficially owns Units registered in the Unitholder’s name and on whose behalf the Unitholder is dissenting,

(ii)	identify in each notice of dissent, in accordance with Section 15.01(r), the person on whose behalf dissent is being exercised in that notice of dissent, and

(iii)	dissent with respect to all of the Units, registered in the Unitholder’s name, of which the person identified under paragraph (ii) of this subsection is the beneficial owner.

(d)	Without limiting Section 15.01(c), a person who wishes to have dissent exercised with respect to Units of which the person is the beneficial owner must:

(i)	dissent with respect to all of the Unit, if any, of which the person is both the registered owner and the beneficial owner, and

(ii)	cause each Unitholder who is a registered owner of any other Units of which the person is the beneficial owner to dissent with respect to all of those Units.

(e)	A Unitholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular action.

(f)	A Unitholder wishing to waive a right of dissent with respect to a particular action must:

(i)	provide to the Trust a separate waiver for:

(A)	the Unitholder, if the Unitholder is providing a waiver on the Unitholder’s own behalf, and

(B)	each other person who beneficially owns Units registered in the Unitholder’s name and on whose behalf the Unitholder is providing a waiver, and

(ii)	identify in each waiver the person on whose behalf the waiver is made.

(g)	If a Unitholder waives a right of dissent with respect to a particular action and indicates in the waiver that the right to dissent is being waived on the Unitholder’s own behalf, the Unitholder’s right to dissent with respect to the particular action terminates in respect of the Units of which the Unitholder is both the registered owner and the beneficial owner, and this Section 15.01 ceases to apply to:

(i)	the Unitholder in respect of the Units of which the Unitholder is both the registered owner and the beneficial owner, and

(ii)	any other Unitholders, who are registered owners of Units beneficially owned by the first mentioned Unitholder, in respect of the Units that are beneficially owned by the first mentioned Unitholder.

(h)

If a Unitholders waives a right of dissent with respect to a particular action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns Units registered in the name of the Unitholder, the right of Unitholders who are registered owners of Units beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular action terminates and this Section 15.01 ceases to apply to those Unitholders in respect of the Units that are beneficially owned by that specified person.

(i)

If a resolution in respect of which a Unitholder is entitled to dissent is to be considered at a meeting of Unitholders, the Trust must, at least 21 days before the date of the proposed meeting, send to each of its Unitholders, whether or not their Units carry the right to vote:

(i)	a copy of the proposed resolution; and

(ii)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(j)

If a resolution in respect of which a Unitholder is entitled to dissent is to be passed as a consent resolution of Unitholders or as a resolution of Trustees and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the Trust may, at least 21 days before that specified date, send to each of its Unitholders, whether or not their Units carry the right to vote:

(i)	a copy of the proposed resolution; and

(ii)	a statement advising of the right to send a notice of dissent.

(k)

If a resolution in respect of which a Unitholder is entitled to dissent was or is to be passed as a resolution of Unitholders without the Trust complying with Section 15.01(e) or (j), or was or is to be passed as a Trustees’ resolution without the Trust complying with Section 15.01(j), the Trust must, before or within 14 days after the passing of the resolution, send to each of its Unitholders who has not, on behalf of every person who beneficially owns Units registered in the name of the Unitholder, consented to the resolution or voted in favour of the resolution, whether or not their Units carry the right to vote:

(i)	a copy of the resolution;

(ii)	a statement advising of the right to send a notice of dissent; and

(iii)	if the resolution has passed, notification of that fact and the date on which it was passed.

(l)	Nothing in Section 15.01(e), (j) or (k) gives a Unitholder a right to vote in a meeting at which, or on a resolution on which, the Unitholder would not otherwise be entitled to vote.

(m)

If a court order provides for a right of dissent, the Trust must, not later than 14 days after the date on which the Trust receives a copy of the entered order, send to each Unitholder who is entitled to exercise that right of dissent:

(i)	copy of the entered order; and

(ii)	a statement advising of the right to send a notice of dissent.

(n)	A Unitholder intending to dissent in respect of a resolution or matter referred to in Section 15.01(b)(i), Section 15.01(b)(ii) or Section 15.01(b)(iii) must:

(i)

if the Trust has complied with Section Section 15.01(i) or Section 15.01(j), send written notice of dissent to the Trust at least two days before the date on which the resolution is to be passed or can be passed, as the case may be;

(ii)	if the Trust has complied with Section 15.01(k), send written notice of dissent to the Trust not more than 14 days after receiving the records referred to in that section; or

(iii)	if the Trust has not complied with Section 15.01(i), Section 15.01(j) or Section 15.01(k), send written notice of dissent to the Trust not more than 14 days after the later of:

(A)	the date on which the Unitholder learns that the resolution was passed; and

(B)	the date on which the Unitholder learns that the Unitholder is entitled to dissent.

(o)	A Unitholder intending to dissent in respect of a resolution referred to in Section 15.01(b)(iv) must send written notice of dissent to the Trust:

(i)	on or before the date specified by the resolution or in the statement referred to in Section 15.01(j)(ii) or Section 15.01(k)(ii) as the last date by which notice of dissent must be sent; or

(ii)	if the resolution or statement does not specify a date, in accordance with Section 15.01(n).

(p)	A Unitholder intending to dissent under Section 15.01(b)(v) in respect of a court order that permits dissent must send written notice of dissent to the Trust:

(i)	within the number of days, specified by the court order, after the Unitholder receives the records referred to in Section 15.01(m); or

(ii)	if the court order does not specify the number of days referred to in paragraph (i) of this subsection, within 14 days after the Unitholder receives the records referred to in Section 15.01(m).

(q)	A notice of dissent sent under this Section 15.01 must set out the number, and the class and series, if applicable, of the Notice Units, and must set out whichever of the following is applicable:

(i)

if the Notice Units constitute all of the Units of which the Unitholder is both the registered owner and beneficial owner and the Unitholder owns no other Units of the Trust as beneficial owner, a statement to that effect;

(ii)

if the Notice Units constitute all of the Units of which the Unitholder is both the registered owner and beneficial owner but the Unitholder owns other Units of the Trust as beneficial owner, a statement to that effect and:

(A)	the names of the registered owners of those other Units;

(B)	the number, and the class and series, if applicable, of those other Units that are held by each of those registered owners; and

(C)	a statement that notices of dissent are being, or have been, sent in respect of all of those other Units;

(iii)	if dissent is being exercised by the Unitholder on behalf of a beneficial owner who is not the dissenting Unitholder, a statement to that effect and:

(A)	the name and address of the beneficial owner; and

(B)	a statement that the Unitholder is dissenting in relation to all of the Units beneficially owned by the beneficial owner that are registered in the Unitholder’s name.

(r)

The right of a Unitholder to dissent on behalf of a beneficial owner of Units, including the Unitholder, terminates and this Section 15.01 ceases to apply to the Unitholder in respect of that beneficial owner if subsections (n), (o), (p) or (q), as those subsections pertain to that beneficial owner, are not complied with.

(s)	A Trust that receives a notice of dissent under subsection (n), (o), (p) or (q) from a Dissenter must,

(i)	if the Trust intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the Dissenter promptly after the later of:

(A)	the date on which the Trust forms the intention to proceed; and

(B)	the date on which the notice of dissent was received; or

(ii)	if the Trust has acted on the authority of that resolution or court order, promptly send a notice to the Dissenter.

(t)	A notice sent under subsection (s) must:

(i)	be dated not earlier than the date on which the notice is sent;

(ii)	state that the Trust intends to act, or has acted, as the case may be, on the authority of the resolution or court order; and

(iii)	advise the Dissenter of the manner in which dissent is to be completed under subsections (u), (v), (w), (x), and (y).

(u)

A Dissenter who receives a notice under subsection (s) and (t) must, if the Dissenter wishes to proceed with the dissent, send to the Trust or its transfer agent for the Notice Units, within one month after the date of the notice:

(i)	a written statement that the Dissenter requires the Trust to purchase all of the Notice Units;

(ii)	the certificates, if any, representing the Notice Units; and

(iii)	if Section 15.01(q)(iii) applies, a written statement that is:

(A)	signed by the beneficial owner on whose behalf dissent is being exercised; and

(B)

sets out whether or not the beneficial owner is the beneficial owner of other Units of the Trust and, if so, sets out (1) the names of the registered owners of those other Units; (2) the number, and the class and series, if applicable, of those other Units that are held by each of those registered owners, and (3) that dissent is being exercised in respect of all of those other Units.

(v)	After the Dissenter has complied with subsection (u):

(i)	the Dissenter is deemed to have sold to the Trust the Notice Units; and

(ii)	the Trust is deemed to have purchased those Units, and must comply with subsections (z), (aa), (bb), (cc) or (dd).

(w)

Unless the court orders otherwise, if the Dissenter fails to comply with subsection (u) in relation to Notice Units, the right of the Dissenter to dissent with respect to those Notice Units terminates and this Section 15.01, with the exception of subsection (ff), ceases to apply to the Dissenter with respect to those Notice Units.

(x)

Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular action fails to ensure that every Unitholder who is a registered owner of any of the Units beneficially owned by that person complies with subsection (u), the right of Unitholders who are registered owners of Units beneficially owned by that person to dissent on behalf of that person with respect to that action terminates and this Section 15.01, with the exception of subsection (ff), ceases to apply to those Unitholders in respect of the Units that are beneficially owned by that person.

(y)	A Dissenter who has complied with subsection (u) may not vote, or exercise or assert any rights of a Unitholder, in respect of the Notice Units, other than under this Section 15.01.

(z)	The Trust and a Dissenter who has complied with subsection (u) may agree on the amount of the Payout Value of the Notice Units and, in that event, the Trust must:

(i)	promptly pay that amount to the Dissenter; or

(ii)	if subsection (dd) applies, promptly send a notice to the Dissenter that the Trust is unable lawfully to pay Dissenters for their Units.

(aa)	A Dissenter who has not entered into an agreement with the Trust under subsection (z) or the Trust may apply to the court and the court may:

(i)

determine the Payout Value of the Notice Units of those Dissenters who have not entered into an agreement with the Trust under subsection (z), or order that the Payout Value of those Notice Units be established by arbitration or by reference to the registrar, or a referee, of the court;

(ii)	join in the application each Dissenter, other than a Dissenter who has entered into an agreement with the Trust under subsection (z), who has complied with subsection (u); and

(iii)	make consequential orders and give directions it considers appropriate.

(bb)	Promptly after a determination of the Payout Value for Notice Units has been made under Section 15.01(aa)(i), the Trust must:

(i)

pay to each Dissenter who has complied with subsection (u) in relation to those Notice Units, other than a Dissenter who has entered into an agreement with the Trust under subsection (z), the Payout Value applicable to that Dissenter’s Notice Units; or

(ii)	if subsection (dd) applies, promptly send a notice to the Dissenter that the Trust is unable lawfully to pay Dissenters for their Units.

(cc)	If a Dissenter receives a notice under subsection (z)(ii) or (bb)(ii) :

(i)	the Dissenter may, within 30 days after receipt, withdraw the Dissenter’s notice of dissent, in which case the Trust is deemed to consent to the withdrawal and this Section 15.01, other than subsection (ff), ceases to apply to the Dissenter with respect to the Notice Units; or

(ii)

if the Dissenter does not withdraw the notice of dissent in accordance with paragraph (i) of this subsection (cc), the Dissenter retains a status as a claimant against the Trust, to be paid as soon as the Trust is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Trust but in priority to its Unitholders.

(dd)	The Trust must not make a payment to a Dissenter under this Section 15.01 if there are reasonable grounds for believing that:

(i)	the Trust is insolvent; or

(ii)	the payment would render the Trust insolvent.

(ee)

The right of a Dissenter to dissent with respect to Notice Units terminates and this Section 15.01, other than subsection (ff), ceases to apply to the Dissenter with respect to those Notice Units, if, before payment is made to the Dissenter of the full amount of money to which the Dissenter is entitled under subsections (z), (aa), (bb), (cc), (dd) in relation to those Notice Units, any of the following events occur:

(i)	the action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(ii)	the resolution in respect of which the notice of dissent was sent does not pass;

(iii)	the resolution in respect of which the notice of dissent was sent is revoked before the action approved or authorized by that resolution is taken;

(iv)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(v)	a court permanently enjoins or sets aside the action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(vi)	with respect to the Notice Units, the Dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(vii)	the notice of dissent is withdrawn with the written consent of the Trust; or

(viii)	the court determines that the Dissenter is not entitled to dissent under this Section 15.01 or that the Dissenter is not entitled to dissent with respect to the Notice Units under this Section 15.01.

(ff)	If, under Section 15.01(w) or (x), Section 15.01(cc)(i), or Section 15.01(ee), this Section 15.01 other than this subsection, ceases to apply to a Dissenter with respect to Notice Units:

(i)

the Trust must return to the Dissenter each of the applicable Units certificates, if any, sent under Section 15.01(u)(ii) or, if those Units certificates are unavailable, replacements for those Unit certificates;

(ii)	the Dissenter regains any ability lost under Section 15.01(y) to vote, or exercise or assert any rights of a Unitholder, in respect of the Notice Units; and

(iii)	the Dissenter must return any money that the Trust paid to the Dissenter in respect of the Notice Units under, or in purported compliance with, this Section 15.01.

Section 15.02 Oppression Remedy.

(a)

Any registered holder or beneficial owner of Units and any other person who in the discretion of the court is a proper person to make an application (each, a “Complainant”) may apply to a court under the provisions of this Section 15.02.

(b)	A Complainant may apply to the court for an order under this Section 15.02 on the ground:

(i)

that the affairs of the Trust are being or have been conducted, or that the powers of the Trustees are being or have been exercised, in a manner oppressive to one or more of the Unitholders, including the applicant; or

(ii)

that some act of the Trust has been done or is threatened, or that some resolution of the Unitholders has been passed or is proposed, that is unfairly prejudicial to one or more of the Unitholders, including the applicant.

(c)

On an application under this Section 15.02, the court may, if it is satisfied that the application was brought by a Complainant in a timely matter, with a view to remedying or bringing to an end the matters complained of, make any interim or final order it considers appropriate, including an order:

(i)	directing or prohibiting any act;

(ii)	regulating the conduct of the Trust’s affairs;

(iii)	appointing a receiver or receiver manager,

(iv)	directing an issue or conversion or exchange of securities;

(v)	appointing Trustees in place of or in addition to all or any of the Trustees then in office,

(vi)	removing any Trustee;

(vii)	directing the Trust, subject to subsections (d) and (e), to purchase some or all of the Units of a Unitholder;

(viii)	directing a Unitholder to purchase some or all of the Units of any other Unitholder;

(ix)	directing the Trust, subject to subsections (d) and (e), or any other person, to pay to a Unitholder all or any part of the money paid by that Unitholder for Units of the Trust;

(x)	varying or setting aside a transaction to which the Trust is a party and directing any party to the transaction to compensate any other party to the transaction;

(xi)	varying or setting aside a resolution;

(xii)	requiring the Trust, within a time specified by the court, to produce to the court or to an interested person financial statements or an accounting in any form the court may determine;

(xiii)	directing the Trust, subject to subsections (d) and (e), to compensate an aggrieved person;

(xiv)	directing correction of the registers or other records of the Trust;

(xv)	directing that the Trust be liquidated and dissolved, and appointing one or more liquidators, with or without security;

(xvi)	directing that an investigation in accordance with Part 8, Division 3 of the BCBCA be made;

(xvii)	requiring the trial of any issue; or

(xviii)	authorizing or directing that legal proceedings be commenced in the name of the Trust against any person on the terms the court directs.

(d)	If an order is made under subsection (c)(vii), (ix) or (xii), the Trust must pay to a person the full amount payable under that order unless there are reasonable grounds for believing that:

(i)	the Trust is insolvent; or

(ii)	payment would render the Trust insolvent.

(e)	If reasonable grounds exist for believing that subsection (d)(i) or (ii) applies:

(i)	the Trust is prohibited from paying the person the full amount of money to which the person is entitled;

(ii)	the Trust must pay to the person as much of the amount as is possible without causing a circumstance set out in subsection (d) to occur; and

(iii)	the Trust must pay the balance of the amount as soon as the Trust is able to do so without causing a circumstance set out in subsection (d) to occur.

ARTICLE XVI

GENERAL

Section 16.01 Execution of Instruments.

The Trustees shall have power from time to time to appoint any Trustee or Trustees or any person or persons on behalf of the Trust either to sign instruments in writing generally or to sign specific instruments in writing. Provisions respecting the foregoing may be contained in the Trustees’ Regulations.

Section 16.02 Method of Giving Notice.

Unless the Declaration of Trust provides otherwise, a notice, statement, report or other document required or permitted by the Declaration of Trust to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a document mailed to a Unitholder at their address shown on the Register;

(ii)

for a document mailed to a Trustee or officer, the prescribed address for mailing shown for the Trustee or officer in the documents kept by the Trust or the mailing address provided by the recipient for the sending of that document or documents of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a document delivered to a Unitholder at their address shown on the Register;

(ii)

for a document delivered to a Trustee or officer, the prescribed address for delivery shown for the Trustee or officer in the documents kept by the Trust or the delivery address provided by the recipient for the sending of that document or documents of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the document by fax to the fax number provided by the intended recipient for the sending of that document or documents of that class;

(d)	sending the document by email to the email address provided by the intended recipient for the sending of that document or documents of that class;

(e)	physical delivery to the intended recipient.

Section 16.03 Deemed Receipt of Mailing.

A document that is mailed to a person by ordinary mail to the applicable address for that person referred to in Section 16.01 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

Section 16.04 Certificate of Sending.

A certificate signed by the Secretary, or other officer of the Trust or of any other person acting in that behalf for the Trustees stating that a notice, statement, report or other document was addressed as required by Section 16.01, prepaid and mailed or otherwise sent as permitted by Section 16.01 is conclusive evidence of that fact.

Section 16.05 Notice to Joint Unitholders.

A notice, statement, report or other document may be provided by the Trustees to the joint holders of a Unit by providing the notice to the joint Unitholder first named in Register in respect of the Unit.

Section 16.06 Notice to Certain Unitholders.

A notice, statement, report or other document may be provided by the Trustees to the persons entitled to a Unit in consequence of the death, bankruptcy or incapacity of a Unitholder by:

(a)	mailing the document, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated Unitholder, by the title of trustee of the bankrupt Unitholder or by any similar description; and

(ii)	at the address, if any, supplied to the Trustees for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in Section 16.06(a)(ii) has not been supplied to the Trustees, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Section 16.07 Failure to Give Notice.

The failure by the Trustees, by accident or omission or otherwise unintentionally, to give any Unitholder, any Trustee or the auditors of the Trust any notice provided for herein shall not affect the validity, effect, taking effect or time of taking effect of any action referred to in such notice, and the Trustees shall not be liable to any Unitholder for any such failure.

Section 16.08 Income Tax: Obligation of the Trustees.

The Trustees shall satisfy, perform and discharge all obligations and responsibilities of the Trustees under the Tax Act or any similar provincial legislation within the prescribed time limits and neither the Trust nor the Trustees shall be accountable or liable to any Unitholder by reason of any act or acts of the Trustees consistent with, or which the Trustees believe in good faith to be consistent with, any such obligations and responsibilities.

Section 16.09 Trust Auditors.

The auditors of the Trust shall be appointed by the Unitholders at each annual meeting. If at any time a vacancy occurs in the position of auditors of the Trust, the Trustees may appoint a firm of chartered accountants qualified to practice in all provinces of Canada to act as the auditors of the Trust until the next annual meeting of Unitholders. The auditors of the Trust shall fulfil such responsibilities as they may properly be called upon by the Trustees to assume. The Trustees (or the Audit Committee) shall approve the remuneration of the auditors from time to time.

Section 16.10 Fiscal Year.

The fiscal year of the Trust shall terminate on December 31 in each year.

Section 16.11 Reports to Unitholders.

(a)

Within such time period as is acceptable under National Instrument 51-102 – Continuous Disclosure Obligations, as amended from time to time (or other equivalent applicable regulations or successors thereto), upon a Unitholder’s request or otherwise as required by applicable law, the Trustees shall send or make available to Unitholders the audited comparative financial statements for each fiscal year required to be sent or made available to Unitholders under applicable securities laws (including any exemption therefrom, if and as applicable).

(b)

Within such time period as is acceptable under National Instrument 51-102 – Continuous Disclosure Obligations, as amended from time to time (or other equivalent applicable regulations or successors thereto) after the end of each of the first three fiscal quarters of each year, upon a Unitholder’s request or otherwise as required by applicable law, the Trustees shall send or make available the unaudited comparative financial statements for the period then ended required to be sent or made available to Unitholders under applicable securities laws (including any exemption therefrom, if and as applicable).

(c)

The financial statements referred to in Section 16.11(a) and Section 16.11(b) shall be prepared in accordance with such accounting principles as the Trust is permitted to use under applicable securities laws.

(d)

For greater certainty, for so long as it is permitted under applicable securities laws (including any exemption therefrom), the financial statements referred to in Section 16.11(a) and Section 16.11(b) may be combined financial statements of the Trust and Granite GP.

(e)	The Trustees will supply Unitholders with any information that may be required by them in connection with their obligations under the Tax Act and equivalent provincial legislation.

Section 16.12 Trust Property to be Kept Separate.

The Trustees shall maintain the property of the Trust separate from all other property in their possession.

Section 16.13 Trust Records.

The Trustees shall prepare and maintain, at the principal office of the Trust or at any other place in Canada designated by the Trustees, records containing (i) the Declaration of Trust; (ii) the Trustees’ Regulations, (iii) minutes of meetings and resolutions of Unitholders; and (iv) the Register. The Trust shall also prepare and maintain adequate accounting records and records containing minutes of meetings and resolutions of the Trustees and any committee thereof. Such records shall be kept at the principal office of the Trust or at such other place as the Trustees think fit and shall at all reasonable times be open to inspection by the Trustees.

Section 16.14 Right to Inspect Documents and Records of the Trust.

(a)

A Unitholder and any agent, consultant or creditor of the Trust shall have the right to examine the Declaration of Trust, the Trustees’ Regulations, the minutes of meetings and resolutions of Unitholders, the Register and any other documents or records which the Trustees determine should be available for inspection by such persons, during normal business hours at the principal office of the Trust. Unitholders and creditors of the Trust shall have the right to obtain or make or cause to be made a list of all or any of the registered holders of Units, to the same extent and upon the same conditions as those which apply to shareholders and creditors of a corporation governed by the Business Corporations Act (British Columbia), as amended from time to time.

(b)

Any person described in subsection (a) who wishes to examine the securities Register of the Trust must first make a request to the Trust or its agent or mandatary, accompanied by an affidavit referred to in Section 16.16. On receipt of the affidavit, the Trust or its agent or mandatary shall allow the applicant access to the securities Register during the normal business hours, and, on payment of a reasonable fee, provide the applicant with an extract from the securities Register.

Section 16.15 Information Available to Unitholders and other Securityholders.

(a)

Unitholders, other securityholders of the Trust and creditors and their respective personal representatives, or any other person, on payment of a reasonable fee therefor and on sending the Trust or its agent or mandatary an affidavit referred to in Section 16.16 may on application require the Trust or its agent or mandatary to promptly provide a list (in this Section 16.16 referred to as the “basic list”), made up to and including a date, specified in the list, that is not more than 14 days before the receipt of the application setting out the names and last known address of the

Unitholders and the number of Units held by each Unitholder as shown in the records of the Trust.

(b)

A person requiring the Trust to provide a basic list may, by stating in the application referred to in subsection (a) that they require supplemental lists, require the Trust or its agent or mandatary on payment of a reasonable fee to promptly provide supplemental lists that meet the requirements of subsection (c).

(c)	The Trust or its agent or mandatary shall provide a supplemental list required under subsection (b), that:

(i)	is prepared for the period beginning on the date following the date specified in the basic list and ending on the date on which the application is received under subsection (a), and

(ii)	for each day in that period on which there is a change to the information contained in the basic list, sets out the changes that occurred to the information in the basic list on that day.

Section 16.16 Affidavits.

(a)	An affidavit required under Section 16.14 or Section 16.15 shall state:

(i)	the name and mailing address of the applicant;

(ii)	the name and the mailing address, and, if different, the delivery address, of the registered office or equivalent, if the applicant is a corporation; and

(iii)

that the information contained in the securities Register obtained pursuant to Section 16.14 or the basic list and any supplemental lists obtained pursuant to Section 16.15, as the case may be, will not be used except as permitted under Section 16.17.

Section 16.17 Use of Information.

A list of Unitholders or information from the securities Register obtained under Section 16.14 or Section 16.15 shall not be used by any person except in connection with an effort to:

(a)	to influence the voting of Unitholders of the Trust at any meeting of Unitholders;

(b)	an offer to acquire securities of the Trust;

(c)	effect an amalgamation or a similar process involving the Trust or a reorganization of the Trust; or

(d)	call a meeting under Section 6.02(f).

Section 16.18 Consolidations.

Any one or more Trustees or the Secretary may prepare consolidated copies of the Declaration of Trust as it may from time to time be amended or amended and restated and may certify the same to be a true consolidated copy of the Declaration of Trust, as amended or amended and restated.

Section 16.19 Counterparts.

This Declaration of Trust may be executed in original, facsimile or electronic form, and in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such counterpart.

Section 16.20 Severability.

The provisions of this Declaration of Trust are severable and if any provisions are in conflict with any applicable law, the conflicting provisions shall be deemed never to have constituted a part of the Declaration of Trust and shall not affect or impair any of the remaining provisions thereof.

Section 16.21 Headings for Reference Only.

The headings preceding the articles and sections hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

Section 16.22 Governing Law.

This Declaration of Trust shall be interpreted and governed by and take effect exclusively in accordance with the laws of the Province of Ontario. Any and all disputes arising under this Declaration of Trust, whether as to interpretation, performance or otherwise, shall be subject to the jurisdiction of the courts of the Province of Ontario and each of the Trustees hereby attorns, and each Unitholder shall be deemed to hereby attorn, to the jurisdiction of the courts of such province.

[INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Trustees appearing below, having been duly authorized to execute and deliver this Declaration of Trust, have caused these presents to be signed as of the date first above written.

(Signed) “Peter Aghar”
Peter Aghar

(Signed) “Robert D. Brouwer”
Robert D. Brouwer

(Signed) “Remco Daal”
Remco Daal

(Signed) “Kevan Gorrie”
Kevan Gorrie

(Signed) “Fern Grodner”
Fern Grodner

(Signed) “Kelly Marshall”
Kelly Marshall

(Signed) “Al Mawani”
Al Mawani

(Signed) “Sheila A. Murray”
Sheila A. Murray

(Signed) “Emily Pang”
Emily Pang

(Signed) “Jennifer Warren”
Jennifer Warren